Exhibit 10.3

PURCHASE AND SALE AGREEMENT

BETWEEN

WELLS VAF – 3000 PARK LANE, LLC

AS SELLER

AND

MATTESON REAL ESTATE EQUITIES, INC.

AS PURCHASER

3000 PARK LANE, PITTSBURGH, NORTH FAYETTE TOWNSHIP, PENNSYLVANIA

JULY 20, 2010

SCHEDULE OF EXHIBITS

Reference

Exhibit “A”	Description of Land	p 4

Exhibit “B”	List of Personal Property	p 5

Exhibit “C”	List of Existing Commission Agreements and Management Agreement	pp 2, 4 & § 4.1(f)

Exhibit “D”	Form of Escrow Agreement	p 2

Exhibit “E”	List of Leases	p 4

Exhibit “F”	Exception Schedule	§ 4.1(i)

Exhibit “G”	List of Operating Agreements	p 5

Exhibit “H-1”	Form of Major Tenant Estoppel Certificate	p 4 & §§ 4.3(e) & 6.1(d)

Exhibit “H-2”	Form of Tenant Estoppel Certificate	p 6 & §§ 4.3(e) & 6.1(d)

Exhibit “I”	Property Tax Appeals	§ 4.1(g)

Exhibit “J”	Unpaid Tenant Inducement Costs and Leasing Commissions re current tenants	§ 5.4(d)

SCHEDULE OF CLOSING DOCUMENTS

Schedule 1	Form of Special Warranty Deed

Schedule 2	Form of Assignment and Assumption of Leases and Security Deposits and Leasing Commission Obligations arising after Closing

Schedule 3	Form of Bill of Sale to Personal Property

Schedule 4	Form of Assignment and Assumption of Operating Agreements

Schedule 5	Form of General Assignment of Seller’s Interest in Intangible Property

Schedule 6	Form of Seller’s Affidavit (for Purchaser’s Title Insurance Purposes)

Schedule 7	Form of Seller’s Certificate (as to Seller’s Representations and Warranties)

Schedule 8	Form of Seller’s FIRPTA Affidavit

Schedule 9	Form of Purchaser’s Certificate (as to Purchaser’s Representations and Warranties)

PURCHASE AND SALE AGREEMENT

3000 PARK LANE, PITTSBURGH, NORTH FAYETTE TOWNSHIP, PENNSYLVANIA

THIS PURCHASE AND SALE AGREEMENT (the “Agreement”), made and entered into this 20th day of July, 2010, by and between WELLS VAF – 3000 PARK LANE, LLC, a Delaware limited liability company (“Seller”), and MATTESON REAL ESTATE EQUITIES, INC., a California corporation (“Purchaser”).

W I T N E S S E T H

WHEREAS, Seller desires to sell to Purchaser certain improved real property commonly known as “3000 Park Lane” located at 3000 Park Lane, Pittsburgh, North Fayette Township, Allegheny County, Pennsylvania, together with certain related personal and intangible property, and assign all of its rights as landlord in, to and under the leases affecting such real property to Purchaser, and Purchaser desires to purchase such real, personal and intangible property and assume such leases;

WHEREAS, the parties hereto desire to provide for said sale and purchase on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby covenant and agree as follows:

ARTICLE 1.

DEFINITIONS

For purposes of this Agreement, each of the following capitalized terms shall have the meaning ascribed to such terms as set forth below:

“Additional Earnest Money” shall mean the sum of Five Hundred Thousand and No/100 Dollars ($500,000.00 U.S.).

“Ancillary Closing Documents” shall mean, collectively, the Lease Assignment, the Assignment and Assumption of Operating Agreements, the General Assignment, and the Seller’s Certificate.

“Assignment and Assumption of Operating Agreements” shall mean the form of assignment and assumption of Operating Agreements to be executed and delivered by Seller and Purchaser at Closing in the form attached hereto as SCHEDULE 4.

“Basket Limitation” shall mean an amount equal to Fifty Thousand and No/100 Dollars ($50,000.00 U.S.).

“Bill of Sale” shall mean the form of bill of sale to the Personal Property to be executed and delivered by Seller to Purchaser at the Closing in the form attached hereto as

SCHEDULE 3.

“Broker” shall have the meaning ascribed thereto in Section 10.1 hereof.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banking institutions in the Commonwealth of Pennsylvania are authorized by law or executive action to close.

“Cap Limitation” shall mean the sum of Three Hundred Sixty Thousand Seven Hundred and No/100 Dollars ($360,700.00 U.S.).

“Closing” shall mean the consummation of the purchase and sale of the Property pursuant to the terms of this Agreement.

“Closing Date” shall have the meaning ascribed thereto in Section 2.6 hereof.

“Commission Agreements” shall have the meaning ascribed thereto in Section 4.1(f) hereof, as such agreements are more particularly described on EXHIBIT “C” attached hereto and made a part hereof.

“Due Diligence Material” shall have the meaning ascribed thereto in Section 3.7 hereof.

“Earnest Money” shall mean the Initial Earnest Money, together with the Additional Earnest Money and any Extension Earnest Money actually paid by Purchaser to Escrow Agent hereunder, and together with all interest which accrues thereon as provided in Section 2.3(c) hereof. The Earnest Money and all interest earned thereon while in Escrow shall be applied to the Purchase Price at Closing.

“Effective Date” shall mean the date upon which Seller and Purchaser shall have each delivered a fully executed counterpart of this Agreement to the other, which date shall be inserted in the space provided on the cover page and page 1 hereof. For the purposes of determining the Effective Date, a facsimile or other electronic signature shall be deemed an original signature.

“Environmental Law” shall mean any law, ordinance, rule, regulation, order, judgment, injunction or decree relating to pollution or substances or materials which are considered to be hazardous or toxic, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Toxic Substances Control Act, the Emergency Planning and Community Right to Know Act, the Safe Drinking Water Act, the Clean Air Act, the Occupational Safety & Health Act, any state and local environmental law, all amendments and supplements to any of the foregoing and all regulations and publications promulgated or issued pursuant thereto.

“Escrow Agent” shall mean Chicago Title Insurance Company, at its office at 200 Galleria Parkway, S.E., Suite 2060, Atlanta, Georgia 30339, Attention: Ms. Judy A. Stillings.

“Escrow Agreement” shall mean that certain Escrow Agreement in the form attached hereto as EXHIBIT “D” entered into contemporaneously with the execution and delivery of this Agreement by Seller, Purchaser and Escrow Agent with respect to the Earnest Money.

“Existing Survey” shall mean that certain ALTA Survey with respect to the Land and the Improvements prepared by Mackin Engineering Company dated October 24, 2006, and last revised December 27, 2006.

“Extension Earnest Money” shall mean the sum of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00 U.S.) payable by Purchaser to Escrow Agent (and not direct to Seller) in the event Purchaser elects to extend the Closing Date pursuant to Section 2.6 hereof.

“FIRPTA Affidavit” shall mean the form of FIRPTA Affidavit to be executed and delivered by Seller to Purchaser at Closing in the form attached hereto as SCHEDULE 8.

“First Title Notice” shall have the meaning ascribed thereto in Section 3.4 hereof.

“General Assignment” shall have the meaning ascribed thereto in Section 5.1(f) hereof.

“Hazardous Substances” shall mean any and all pollutants, contaminants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized under any Environmental Law (including, without limitation, lead paint, asbestos, urea formaldehyde foam insulation, petroleum and polychlorinated biphenyls).

“Improvements” shall mean all buildings, structures and improvements now or on the Closing Date situated on the Land, including without limitation, all parking areas and facilities, improvements and fixtures located on the Land.

“Initial Earnest Money” shall mean the sum of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00 U.S.).

“Inspection Period” shall mean the period expiring at 5:00 P.M. local Atlanta, Georgia time on August 18, 2010.

“Intangible Property” shall mean all intangible property owned by Seller, if any, and related to the Land and Improvements, including without limitation, Seller’s rights and interests, if any, in and to the following (to the extent assignable): (i) the name “3000 Park Lane”, (ii) all assignable plans and specifications and other architectural and engineering drawings for the Land and Improvements; (iii) all assignable warranties or guaranties given or made in respect of the Improvements or Personal Property; and (iv) all transferable consents, authorizations, variances or waivers, licenses, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality with respect to the Land or Improvements.

“Land” shall mean that certain parcel comprising all of the Real Property described on EXHIBIT “A” attached hereto located in Pittsburgh, North Fayette Township, Allegheny

County, Pennsylvania containing approximately Sixteen and 328/1000ths (16.328) acres of real property, together with all rights, privileges and easements appurtenant to said Land, and all right, title and interest of Seller in and to any land lying in the bed of any street, road, alley or right-of-way, open or closed, adjacent to or abutting the Land. The Land shall include the existing building containing approximately 105,315 square feet of leasable area plus all ancillary improvements, including but not limited to any parking facilities.

“Lease” and “Leases” shall mean the leases or occupancy agreements, including those in effect on the Effective Date which are more particularly identified on EXHIBIT “E” attached hereto, and any amended or new leases entered into pursuant to Section 4.3(a) of this Agreement with the express written consent of Purchaser.

“Lease Assignment” shall mean the form of assignment and assumption of Leases and Security Deposits and obligations under the Commission Agreements to be executed and delivered by Seller and Purchaser at the Closing in the form attached hereto as SCHEDULE 2.

“List of Leases” shall mean EXHIBIT “E” attached to this Agreement and made a part hereof.

“Losses” has the meaning ascribed thereto in Section 12.1 hereof.

“Major Tenant” shall mean the Connecticut General Life Insurance Company, a Connecticut corporation.

“Major Tenant Estoppel Certificate” shall mean the certificate from the Major Tenant under the Major Tenant Lease in substantially the form attached hereto as EXHIBIT “H-1”.

“Major Tenant Lease” shall mean the lease (and amendments one through six thereto) between Seller, as landlord, and the Major Tenant, as tenant.

“Management Agreement” shall have the meaning ascribed thereto in Section 4.1(f) hereof and is more particularly described on EXHIBIT “C” attached hereto and made a part hereof.

“Monetary Objection” or “Monetary Objections” shall mean (a) any mortgage, deed to secure debt, deed of trust, security or financing agreement or similar security instrument encumbering all or any part of the Property, (b) any mechanic’s, materialman’s or similar lien (unless resulting from any act or omission of Purchaser or any of its agents, contractors, representatives or employees or any tenant of the Property), (c) the lien of ad valorem real or personal property taxes, assessments and governmental charges affecting all or any portion of the Property which are delinquent, and (d) any judgment of record or judgment lien against Seller in the county or other applicable jurisdiction in which the Property is located.

“New Survey” shall mean the updated ALTA Survey of the Land referred to in Section 3.4 below.

“Operating Agreements” shall mean all those certain contracts and agreements more particularly described on EXHIBIT “G” attached hereto and made a part hereof relating to the repair, maintenance or operation of the Land, Improvements or Personal Property which will extend beyond the Closing Date, including, without limitation, all equipment leases.

“Other Notices of Sale” shall have the meaning ascribed thereto in Section 5.1(q) hereof.

“Permitted Exceptions” shall mean, collectively, (a) liens for taxes, assessments and governmental charges not yet due and payable or due and payable but not yet delinquent, (b) the Leases, and (c) such other title exceptions, easements, restrictions and encumbrances that do not constitute Monetary Objections and are approved in writing by Purchaser in Purchaser’s sole and absolute discretion pursuant to Section 3.4 below.

“Personal Property” shall mean all furniture (including common area furnishings and interior landscaping items), carpeting, draperies, appliances, personal property (excluding any computer software which either is licensed to Seller or Seller deems proprietary), machinery, apparatus and equipment owned by Seller and currently used exclusively in the operation, repair and maintenance of the Land and Improvements and situated thereon, as generally described on EXHIBIT “B” attached hereto and made a part hereof, and all non-confidential books, records and files (excluding any appraisals, internal budgets or strategic plans for the Property, internal analyses, information regarding the marketing of the Property for sale, submissions relating to Seller’s obtaining of corporate or partnership authorization, Seller’s attorney work product and accountant work product, attorney-client privileged documents, or other information in the possession or control of Seller or Seller’s property manager which are proprietary to Seller) relating to the Land and Improvements. The Personal Property does not include any property owned by tenants, contractors or licensees, and shall be conveyed by Seller to Purchaser subject to depletions, replacements and additions in the ordinary course of Seller’s business.

“Property” shall have the meaning ascribed thereto in Section 2.1 hereof.

“Purchase Price” shall be the amount specified in Section 2.4 hereof.

“Purchaser-Related Entities” has the meaning ascribed thereto in Section 12.1 hereof.

“Purchaser-Waived Breach” has the meaning ascribed thereto in Section 12.3 hereof.

“Purchaser’s Certificate” shall have the meaning ascribed thereto in Section 5.2(d) hereof.

“Real Property” is described on EXHIBIT “A” attached hereto.

“Security Deposits” shall mean any security deposits, rent or damage deposits or similar amounts (other than rent paid for the month in which Closing occurs) actually held by Seller with respect to any of the Leases.

“Seller’s Affidavit” shall mean the form of owner’s affidavit to be given by Seller at Closing to the Title Company in substantially the form attached hereto as SCHEDULE 6.

“Seller’s Certificate” shall mean the form of certificate to be executed, acknowledged and delivered by Seller to Purchaser at the Closing with respect to the truth and accuracy of Seller’s warranties and representations contained in this Agreement (modified and updated as the circumstances require), in the form attached hereto as SCHEDULE 7.

“Surveys” (both Existing and New) shall have the meaning ascribed thereto in Section 3.4 hereof.

“Taxes” shall have the meaning ascribed thereto in Section 5.4(a) hereof.

“Tenant Estoppel Certificate” or “Tenant Estoppel Certificates” shall mean the certificates from the tenants (other than the Major Tenant) under the Leases (other than the Major Tenant Lease) in substantially the form attached hereto as EXHIBIT “H-2” provided, however, if any Lease (other than the Major Tenant Lease) provides for the form or content of an estoppel certificate from the tenant thereunder, the Tenant Estoppel Certificate with respect to such Lease may be in the form as called for therein.

“Tenant Inducement Costs” shall mean any out-of-pocket payments required under the Leases to be paid by the landlord thereunder to or for the benefit of the tenants thereunder which are in the nature of a tenant inducement, including specifically, but without limitation, tenant improvement costs, lease buyout payments, and moving, design, refurbishment and club membership allowances and costs. The term “Tenant Inducement Costs” shall not include loss of income resulting from any free rental period, it being understood and agreed that Seller shall bear the loss resulting from any free rental period until the Closing Date and that Purchaser shall bear such loss from and after the Closing Date.

“Tenant Notices of Sale” shall have the meaning ascribed thereto in Section 5.1(p) hereof.

“Title Company” shall mean Chicago Title Insurance Company, 200 Galleria Parkway, S.E., Suite 2060, Atlanta, Georgia 30339.

“Title Commitment” shall have the meaning ascribed thereto in Section 3.4 hereof.

“Title Insurance Policy” shall mean an ALTA extended coverage owner’s policy of title insurance based on the New Survey in form and substance acceptable to Purchaser insuring that fee title to the Land and Improvements is vested in Purchaser at Closing subject only to the Permitted Exceptions.

“Warranty Deed” shall mean the form of deed attached hereto as SCHEDULE 1.

ARTICLE 2.

PURCHASE AND SALE

2.1 Agreement to Sell and Purchase. Subject to and in accordance with the terms and provisions of this Agreement, Seller agrees to sell and Purchaser agrees to purchase, the following property (collectively, the “Property”):

(a) the Land;

(b) the Improvements;

(c) all of Seller’s right, title and interest in and to the Leases, any guarantees of the Leases and any Security Deposits;

(d) the Personal Property; and

(e) the Intangible Property.

2.2 Permitted Exceptions. The Property shall be conveyed subject solely to those matters which are Permitted Exceptions.

2.3 Earnest Money.

(a) Within two (2) Business Days following the execution and delivery of this Agreement by Seller and Purchaser, Purchaser shall deliver the Initial Earnest Money to Escrow Agent by federal wire transfer, which Initial Earnest Money shall be held and released by Escrow Agent in accordance with the terms of this Agreement and the Escrow Agreement. The Initial Earnest Money, the Additional Earnest Money and the Extension Earnest Money, if applicable, shall be deposited by Escrow Agent into a money market account with a national banking association or other bank in the Atlanta, Georgia metropolitan area approved by Purchaser and reasonably acceptable to Seller. All interest or other income shall be earned for the account of Purchaser and shall be held, invested and disbursed pursuant to this Agreement. Purchaser’s Federal Tax Identification Number is 94-3212892. The parties hereto mutually acknowledge and agree that time is of the essence in respect of Purchaser’s timely deposit of the Initial Earnest Money, the Additional Earnest Money and the Extension Earnest Money, if applicable, with Escrow Agent. If Purchaser fails to timely deposit the Initial Earnest Money, Additional Earnest Money or the Extension Earnest Money, if applicable, with Escrow Agent, then, at the option of Seller, exercisable by written notice to Purchaser and Escrow Agent, this Agreement shall terminate, and no party hereto shall have any further rights or obligations hereunder, except those provisions of this Agreement which by their express terms survive the termination of this Agreement.

(b) The Earnest Money shall be applied to the Purchase Price at the Closing and shall otherwise be held, refunded, or disbursed in accordance with the terms of the Escrow Agreement and this Agreement. All interest and other income from time to time earned on the Initial Earnest Money, the Additional Earnest Money and any Extension Earnest Money shall be earned for the account of Purchaser, and shall be a part of the Earnest Money; and the Earnest Money hereunder shall be comprised of the Initial Earnest Money, the Additional Earnest Money any Extension Earnest Money and all such interest and other income.

2.4 Purchase Price. Subject to adjustment and credits as otherwise specified in this Section 2.4 and elsewhere in this Agreement, the purchase price (the “Purchase Price”) to be paid by Purchaser to Seller for the Property shall be SIXTEEN MILLION NINE HUNDRED SEVEN THOUSAND NINE HUNDRED THIRTY TWO and 50/100 DOLLARS ($16,907,932.50 U.S.). At Seller’s election, in the event that Seller is required to pay all or any portion of Tenant Inducement Costs payable to the Major Tenant under the Major Tenant Lease prior to the Closing Date, the Purchase Price shall be increased by the amount of the Tenant

Inducement Costs actually paid to or on behalf of the Major Tenant under the Major Tenant Lease by Seller prior to the Closing Date; provided, however, in no event shall the Purchase Price be increased by more than One Million Five Hundred Twenty Seven Thousand Sixty Seven and 50/100 Dollars ($1,527,067.50. U.S.). Seller shall provide evidence to Purchaser of the amounts paid with respect to such Tenant Inducement Costs. The Purchase Price shall be paid by Purchaser to Seller at the Closing as follows:

(a) The Earnest Money shall be paid by Escrow Agent to Seller at Closing; and

(b) At Closing, the balance of the Purchase Price, after applying, as partial payment of the Purchase Price the Earnest Money paid by Escrow Agent to Seller, and subject to prorations and other adjustments specified in this Agreement, shall be paid by Purchaser in immediately available funds to the Escrow Agent, for further delivery to an account or accounts designated by Seller. If the Closing occurs, but the amount due from Purchaser pursuant to this Agreement is not received by Escrow Agent on or before the later of 3:00 p.m. local Atlanta, Georgia time or in sufficient time for reinvestment on the Closing Date, Purchaser shall reimburse Seller for loss of interest due to the inability to reinvest Seller’s funds on the Closing Date, calculated at the rate of five percent (5%) per annum (calculated on a per diem basis, using a 365-day year). The provisions of the preceding sentence of this Section shall survive the Closing.

2.5 Independent Contract Consideration. In addition to, and not in lieu of the delivery to Escrow Agent of the Initial Earnest Money, Purchaser shall deliver to Seller, concurrently with Purchaser’s execution and delivery of this Agreement to Seller, Purchaser’s check, payable to the order to Seller, in the amount of One Hundred and No/100 Dollars ($100.00). Seller and Purchaser hereby mutually acknowledge and agree that said sum represents adequate bargained for consideration for Seller’s execution and delivery of this Agreement and Purchaser’s right to inspect the Property pursuant to Article III below. Said sum is in addition to and independent of any other consideration or payment provided for in this Agreement, shall not be applicable to the Purchase Price and is nonrefundable in all events.

2.6 Closing. The consummation of the sale by Seller and purchase by Purchaser of the Property (the “Closing” or the “Closing Date”) shall be held on September 16, 2010, as such Closing Date may be extended in accordance with the provisions in the fourth sentence of this Section 2.6. Subject to the foregoing, the Closing shall be administered through the offices of the Title Company, 200 Galleria Parkway, S.E., Suite 2060, Atlanta, Georgia 30339. The transaction shall be closed with the concurrent delivery of the documents of title set forth in Article 5 below and the payment of the Purchase Price. Notwithstanding the foregoing, there shall be no requirement that Seller and Purchaser physically meet for the Closing, and all documents and funds to be delivered at the Closing shall be delivered to the Title Company at least one (1) Business Day prior to Closing unless the parties hereto mutually agree otherwise. Purchaser shall have the option to extend the Closing Date for a period of (15) days from the originally scheduled Closing Date by providing written notice to Seller not less than five (5) days prior to the originally scheduled Closing Date of its election to the extend the Closing Date and by delivering to Escrow Agent the Extension Earnest Money. In the event Purchaser elects to extend the Closing Date pursuant to this Section 2.6, references in this Agreement to Closing Date shall be deemed to be the Closing Date as extended.

ARTICLE 3.

PURCHASER’S INSPECTION AND REVIEW RIGHTS

3.1 Due Diligence Inspections.

(a) From and after the Effective Date until the Closing Date or earlier termination of this Agreement, Purchaser and Purchaser’s employees, representatives, officers, agents, contractors and consultants (collectively, “Purchaser’s Agents”), at Purchaser’s sole cost and expense, shall be entitled to: (i) enter the Property during normal business hours at Purchaser’s sole risk and expense upon two (2) Business Days’ prior written notice to Seller, to perform such inspections of the Property, and to make such other investigations, studies, surveys, tests and reports as Purchaser may in its sole discretion elect; provided, however, all such inspections and tests shall be nondestructive in nature, and specifically shall not include any physically intrusive testing; (ii) make investigations or inquiries of the City of Pittsburgh, the Township of North Fayette, Allegheny County, and any other governmental agencies having jurisdiction over the Property (collectively, the “Governmental Agencies”) with respect to the status of zoning, building codes, applications, certificates of occupancy, the assignability or transferability of any development rights, permits or approvals and any other inquiries of such Governmental Agencies as Purchaser may elect; (iii) review and investigate, to Purchaser’s satisfaction, all applicable local, municipal, regional, state or federal statutes, laws, codes, ordinances (including, without limitation, subdivision ordinances), regulations, rules or requirements relating to any matter concerning the Project, including, without limitation, zoning, subdivision, planning, environmental matters, hazardous or toxic waste matters, and any covenants, conditions and restrictions (“CC&Rs”); (iv) undertake an environmental phase I site assessment, title review as Purchaser may elect to make or obtain, all at Purchaser’s sole cost and expense; (v) interview any building engineers and property managers during normal business hours; (vi) subject to the provisions of Section 3.2 hereof, review the Leases and all files and records of Seller relating to the Property during normal business hours and make copies thereof; and (vii) review and approve the New Survey (collectively, “Purchaser’s Inspection”). In the event that Purchaser’s phase I environmental report indicates that phase II environmental testing is necessary, Purchaser shall have the right to perform commercially reasonable phase II environmental testing. Prior to commencing such phase II environmental testing, Purchaser shall provide Seller with (i) written notice of its intent to conduct phase II environmental testing, and (ii) a detailed scope of work which Purchaser’s environmental consultant intends to conduct at the Property in connection with the phase II environmental testing, including but not limited to the number, location and depth of all borings and/or soil samples that Purchaser intends to take as part of the phase II environmental testing (the “Phase II Notice”). In addition, if requested in writing by Seller, Purchaser shall provide Seller with a copy of its phase I environmental site assessment. Upon receipt of the Phase II Notice, Seller shall have the right to review the scope of work set forth in the Phase II Notice and to consult with its own environmental consultants. In the event that Seller determines that the phase II environmental testing proposed by Purchaser is not commercially reasonable, Seller shall, within three (3) business days after receipt of the Phase II Notice, have the right (a) to request that Purchaser modify the scope of work for the proposed phase II environmental testing, or (b) if Purchaser does not agree to said modification, then to terminate this Agreement whereupon Escrow Agent shall return the Earnest Money to Purchaser and except for those provisions of this Agreement which by their express terms survive the termination of this Agreement, no party hereto shall have any other or further rights or obligations under this Agreement. Except to the extent requested by Seller in writing, Purchaser shall not, and shall use commercially reasonable efforts to cause Purchaser’s Agents to not, intentionally disclose the existence or non-existence of Hazardous Substances, concerning the Property, or the violation or alleged violation of any Environmental Laws affecting the Property to Seller or Seller’s employees, consultants, agents or representatives. Purchaser agrees that Purchaser’s Agents shall make no contact with and shall not interview any tenants, building engineers or property managers of the Property without the express prior approval of Seller, which approval shall not be unreasonably withheld, delayed or conditioned. Purchaser’s Inspection shall be performed in such manner to minimize any interference with the business of the tenants under the Leases at the Property and, in each case, in compliance with Seller’s rights and obligations as landlord under the Leases. Seller reserves the right to have a representative present at the time of making any such inspection and tour and at the time of any interviews with the tenants of the Property, the building engineers or the property managers. Purchaser shall immediately restore the Property to substantially its condition prior to such tests and inspections. If Purchaser, in its sole discretion (and for any or no reason), determines that it wishes to proceed with the purchase and sale of the Property, Purchaser shall deliver written notice to Seller and the Escrow Agent on or before 3:00 p.m. Atlanta, Georgia time on the last day of the Inspection Period (with such date being the “Approval Date”) of its election to proceed under the terms of this Agreement (the “Notice of Election to Proceed”) and shall deliver to Escrow Agent the Additional Earnest Money. If Purchaser fails to deliver its Notice of Election to Proceed and the Additional Earnest Money on a timely and unconditional basis, then this Agreement shall be deemed to have automatically terminated as of 3:00 p.m. on the Approval Date. Upon such termination, the Escrow Agent shall deliver the Earnest Money to Purchaser promptly thereafter and neither party shall have any further rights or liability to the other, except as otherwise specifically provided in this Agreement.

(b) If the Closing is not consummated hereunder, Purchaser shall promptly deliver copies of all reports, surveys and other information furnished to Purchaser by third parties in connection with such inspections to Seller; provided, however, that delivery of such copies and information shall be without warranty or representation of any nature whatsoever, express or implied, including, without limitation, any warranty or representation as to ownership, accuracy, adequacy or completeness thereof or otherwise. This Section 3.1(b) shall survive the termination of this Agreement.

(c) To the extent that Purchaser or any of Purchaser’s Agents damages or disturbs the Property or any portion thereof, Purchaser shall return the same to substantially the same condition which existed immediately prior to such damage or disturbance. Purchaser hereby agrees to and shall indemnify, defend and hold harmless Seller from and against any and all expense, loss or damage which Seller may incur (including, without limitation, reasonable attorney’s fees actually incurred) as a result of any act or omission of Purchaser or Purchaser’s Agents, other than any expense, loss or damage to the extent arising from any act or omission of Seller during any such inspection and other than any expense, loss or damage resulting from the discovery or release of any Hazardous Substances at the Property (other than Hazardous Substances brought on to the Property by Purchaser or Purchaser’s Agents, or any release of

Hazardous Substances resulting from the negligence of Purchaser or Purchaser’s Agents). Said indemnification agreement shall survive the Closing and any earlier termination of this Agreement. Purchaser shall maintain and shall ensure that Purchaser’s consultants and contractors maintain commercial general liability insurance in an amount not less than Two Million Dollars ($2,000,000), combined single limit, and in form and substance adequate to insure against all liability of Purchaser and the Purchaser’s Agents, respectively, and each of their respective agents, employees and contractors, arising out of inspections and testing of the Property or any part thereof made on Purchaser’s behalf. Purchaser agrees to provide to Seller a certificate of insurance with regard to each applicable liability insurance policy prior to any entry upon the Property by Purchaser or the Purchaser’s Agents, as the case may be, pursuant to this Section 3.1.

3.2 Seller’s Deliveries to Purchaser; Purchaser’s Access to Seller’s Property Records.

(a) Seller and Purchaser acknowledge and agree that all of the following either have been or shall within two (2) Business Days of the Effective Date be delivered or made available to Purchaser to the extent the same are in the possession of Seller (and Purchaser further acknowledges that no additional items are required to be delivered by Seller to Purchaser except as may be expressly set forth in other provisions of this Agreement):

(i)	Copies of current Property tax bills and assessor’s statements of current assessed value.

(ii)

Copies of all Property operating statements for the past twenty-four (24) months, which operating statements shall not include any Seller specific costs and expenses related solely to Seller’s depreciation, overhead and administrative costs and expenses.

(iii)

Copies of all Leases, guarantees, any amendments, letter agreements and written correspondence related thereto in Seller’s or Seller’s property manager’s files existing as of the Effective Date; provided, however, the copies of the written correspondence shall be made available to Purchaser at Seller’s office or the office of Seller’s property manager.

(iv)	All Operating Agreements and the Management Agreement currently in place at the Property.

(v)	A copy of Seller’s (or its affiliate’s) current policy of title insurance with respect to the Land and Improvements.

(vi)	A copy of the Existing Survey.

(vii)	Copies of Seller’s and the Major Tenant’s existing certificates of insurance currently in effect for the Property.

(viii)	A current Rent Roll for the Property certified by an officer of Seller to be true, correct and complete in all material respects as of the date set forth therein.

(ix)	A copy of the Zoning and Site Requirements Summary dated October 31, 2006 prepared by The Planning and Zoning Resource Corporation.

(x)	A copy of the Preliminary Geotechnical Investigation dated November 22, 2006 prepared by Pennsylvania Soil and Rock Incorporated.

(xi)	A copy of Seller’s existing Phase I Environmental Site Assessment for the Property dated October 13, 2006 prepared by Base Consultants.

(xii)

A copy of the Post Cleaning Fungal Assessments prepared by Professional Service Industries, Inc., dated December 11, 2007; a copy of the Post Cleaning Fungal Assessments prepared by Professional Service Industries, Inc., dated December 17, 2007; a copy of the Post Cleaning Fungal Assessments prepared by Professional Service Industries, Inc., dated January 9, 2008; and a copy of the Post Cleaning Fungal Assessments prepared by Professional Service Industries, Inc., dated January 15, 2008.

(b) From the Effective Date until the Closing Date or earlier termination of this Agreement, Seller shall allow Purchaser and Purchaser’s representatives, on reasonable advance notice and during normal business hours, to have access to Seller’s existing non-confidential books, records and files relating to the Property, at Seller’s office at 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092, for the purpose of inspecting and (at Purchaser’s expense) copying the same, including, without limitation, the materials listed below (to the extent any or all of the same are in Seller’s possession), subject, however, to the limitations of any confidentiality or nondisclosure agreement to which Seller may be bound, and provided that Seller shall not be required to deliver or make available to Purchaser any appraisals, property condition reports, budgets, strategic plans for the Property, internal analyses, information regarding the marketing of the Property for sale, submissions relating to Seller’s obtaining of corporate authorization, attorney and accountant work product, attorney-client privileged documents, or other information in the possession or control of Seller or Seller’s property manager which Seller deems proprietary. Purchaser acknowledges and agrees, however, that Seller makes no representation or warranty of any nature whatsoever, express or implied, with respect to the ownership, enforceability, accuracy, adequacy or completeness or otherwise of any of such records, evaluations, data, investigations, reports, cost estimates or other materials. If the Closing contemplated hereunder fails to take place for any reason, Purchaser shall promptly return all copies of materials copied from Seller’s books, records and files relating to the Property. It is understood and agreed that Seller shall have no obligation to obtain, commission or prepare any such books, records, files, reports or studies not now in Seller’s possession. Subject to the foregoing, Seller agrees to make available to Purchaser for inspection and copying, without limitation, the following books, records and files relating to the Property, all to the extent the same are in Seller’s possession:

(i)

Tenant Information. Copies of the Leases and any financial statements or other financial information of any tenants under the Leases (and the Lease guarantees or guarantors, if any), written information relative to the tenants’ payment histories, and tenant correspondence, to the extent Seller or Seller’s property manager have the same in their possession;

(ii)	Commission Agreements. Copies of all Commission Agreements;

(iii)

Plans. All available construction plans and specifications and as-built drawings in Seller’s or Seller’s property manager’s possession relating to the construction, development, condition, repair and maintenance of the Property, the Improvements and the Personal Property;

(iv)

Permits; Licenses. Copies of any permits, licenses, approvals or other similar documents in Seller’s or Seller’s property manager’s possession relating to the use, occupancy or operation of the Property; and

(v)	Operating Costs and Expenses. All available records of any operating costs and expenses for the Property in Seller’s or Seller’s property manager’s possession.

3.3 Condition of the Property.

(a) Seller recommends that Purchaser employ one or more independent engineering and/or environmental professionals to perform engineering, environmental and physical assessments on Purchaser’s behalf in respect of the Property and the condition thereof. Purchaser and Seller mutually acknowledge and agree that the Property is being sold in an “AS IS” condition and “WITH ALL FAULTS,” known or unknown, contingent or existing. Purchaser has the sole responsibility to fully inspect the Property, to investigate all matters relevant thereto, including, without limitation, the condition of the Property, and to reach its own, independent evaluation of any risks (environmental or otherwise) or rewards associated with the ownership, leasing, management and operation of the Property.

(b) To the fullest extent permitted by law, Purchaser does hereby unconditionally waive and release Seller, and its partners, beneficial owners, officers, directors, shareholders and employees from any present or future claims and liabilities of any nature arising from or relating to the presence or alleged presence of Hazardous Substances in, on, at, from, under or about the Property or any adjacent property, including, without limitation, any claims under or on account of any Environmental Law, regardless of whether such Hazardous Substances are located in, on, at, from, under or about the Property or any adjacent property prior to or after the date hereof. In addition, Purchaser does hereby covenant and agree to defend, indemnify, and hold harmless Seller and its partners, beneficial owners, officers, directors, shareholders and employees from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature, known or unknown, existing and future, including any action or proceeding brought or threatened, or ordered by governmental authorities, relating to any Hazardous Substances which may be placed, located or released on the Property after the Closing Date. The terms and provisions of this Section 3.3 shall survive the Closing hereunder. Anything contained in this Agreement to the contrary notwithstanding, nothing herein shall be deemed to release or relieve Seller from liability for (i) any act of fraud or intentional misrepresentation by Seller in connection with this transaction, (ii) any breach of or inaccuracy in the express representations and warranties made by Seller in Section 4.1 below or in any of the documents to be executed by Seller at Closing pursuant to this Agreement, or (iii) any breach of Seller’s covenants hereunder or under any of the documents to be executed by Seller at Closing pursuant to this Agreement, subject to Purchaser waiving such breach and electing to close Escrow under the terms of this Agreement.

3.4 Title and Survey. Within two (2) Business Days after the execution of this Agreement, Purchaser shall at Purchaser’s sole cost and expense order from the Title Company a preliminary owner’s title commitment with respect to the Property issued by the Title Company in favor of Purchaser (the “Title Commitment”). Purchaser may request that the Title Company make copies of the Title Commitment, and copies of all underlying recorded exceptions referenced in the Title Commitment, available to Seller on the Title Company’s website. Seller, at Seller’s cost and expense, shall arrange for the preparation of an update of the Existing Survey to be delivered to Purchaser on or before five (5) days following Purchaser’s receipt of the Title Commitment (the “New Survey”). Purchaser shall have until the Business Day which is seven (7) Business Days prior to the last day of the Inspection Period to give written notice (the “First Title Notice”) to Seller of those objections which Purchaser may have to any exceptions to title disclosed in the Title Commitment or in any Survey or otherwise in Purchaser’s examination of title. From time to time at any time after the First Title Notice and prior to the Closing Date, Purchaser may give written notice of its objection to exceptions to title first appearing of record after the effective date of any updated title commitment or matters of survey reflected in the New Survey which were not reflected in the Existing Survey or the initial Title Commitment. Seller shall have the right, but not the obligation (except as to Monetary Objections affecting the Property which Seller shall be obligated to remove as a covenant of Seller at Seller’s sole cost and expense), to attempt to remove, satisfy or otherwise cure any exceptions to title to which the Purchaser so objects. Within three (3) Business Days after receipt of Purchaser’s First Title Notice or any objection notice by Purchaser subsequent to Purchaser’s First Title Notice, Seller shall give written notice to Purchaser informing Purchaser of Seller’s election with respect to such title exceptions objected to by Purchaser (“Seller’s Title Response”). If Seller fails to give Seller’s Title Response within such three (3) Business Day period, Seller shall be deemed to have elected not to attempt to cure Purchaser’s objections (other than Monetary Objections). If Seller elects to attempt to cure any objections, Seller shall be entitled to one or more reasonable adjournments of the Closing of up to but not beyond the thirtieth (30th) day following the initial date set for the Closing to attempt such cure, but, except for Monetary Objections, Seller shall not be obligated to expend any sums, commence any suits or take any other action to effect such cure. Except as to Monetary Objections affecting the Property, if Seller elects, or is deemed to have elected, not to cure any title exceptions to which Purchaser has objected or if, after electing to attempt to cure, Seller determines that it is unwilling or unable to remove, satisfy or otherwise cure any such title exceptions, Purchaser’s sole remedy hereunder in such event shall be either (i)

to accept title to the Property subject to such title exceptions as if Purchaser had not objected thereto and without reduction of the Purchase Price (in which event such title exceptions shall become Permitted Exceptions) or (ii) to terminate this Agreement within three (3) Business Days after receipt of written notice from Seller either of Seller’s election not to attempt to cure any objection or of Seller’s determination, having previously elected to attempt to cure, that Seller is unable or unwilling to do so, or three (3) Business Days after Seller is deemed hereunder to have elected not to attempt to cure such objections (and upon any such termination, Escrow Agent shall return the entire Earnest Money to Purchaser) and the parties shall be released from their respective obligations under this Agreement, except as otherwise expressly provided in this Agreement. Notwithstanding anything to the contrary contained elsewhere in this Agreement, Seller shall be obligated to cure or satisfy all Monetary Objections affecting the Property at or prior to Closing, and Seller may use the proceeds of the Purchase Price at Closing for such purpose. Only those exceptions noted in the Title Commitment (and on any updates thereto) or on the New Survey which Purchaser is willing to accept pursuant to this Section 3.4 shall be included as Permitted Exceptions.

3.5 Operating Agreements. On or before ten (10) days prior to the expiration of the Inspection Period, Purchaser will designate in a written notice to Seller those Operating Agreements that are assignable by Seller which Purchaser will assume at Closing and which Operating Agreements will be terminated by Seller at Closing; provided, however, that Seller shall not be obligated to terminate, and Purchaser shall assume Seller’s obligations arising from and after Closing under, all Operating Agreements which cannot be terminated by Seller upon no more than thirty (30) days prior notice or which can be terminated by Seller only upon payment of a fee, premium, penalty or other form of early termination compensation. Taking into account any credits or prorations to be made pursuant to Article 5 hereof for payments coming due after Closing but accruing prior to Closing, Purchaser will assume the obligations arising from and after the Closing Date under those Operating Agreements which Purchaser has designated will not be terminated. Seller, without cost to Purchaser, shall terminate at Closing all Operating Agreements that are not so assumed. If Purchaser fails to notify Seller in writing on or prior to the date which is ten (10) days prior to the expiration of the Inspection Period of any Operating Agreements that Purchaser does not desire to assume at Closing, Purchaser shall be deemed to have elected to assume all such Operating Agreements and to have waived its right to require Seller to terminate such Operating Agreements at Closing.

3.6 Termination of Agreement. Purchaser shall have until the expiration of the Inspection Period to determine, in Purchaser’s sole opinion and discretion, the suitability of the Property for acquisition by Purchaser or Purchaser’s permitted assignees. Purchaser shall have the right to terminate this Agreement at any time on or before said time and date of expiration of the Inspection Period by giving written notice to Seller of such election to terminate. If Purchaser so elects to terminate this Agreement pursuant to this Section 3.6 or fails to deliver its Notice of Election to Proceed to Seller and the Escrow Agent on or before 3:00 p.m. on the Approval Date as provided in Section 3.1 above, Escrow Agent shall pay the Initial Earnest Money to Purchaser, whereupon, except for those provisions of this Agreement which by their express terms survive the termination of this Agreement, no party hereto shall have any other or further rights or obligations under this Agreement. If Purchaser fails to so terminate this Agreement prior to the expiration of the Inspection Period, Purchaser shall have no further right to terminate this Agreement pursuant to this Section 3.6. The parties acknowledge that this Agreement shall not be void or voidable for lack of mutuality.

3.7 Confidentiality. All information acquired by Purchaser or any Purchaser’s Agents with respect to the Property, whether delivered by Seller or any of Seller’s representatives or obtained by Purchaser as a result of its inspection and investigation of the Property, examination of Seller’s books, records and files in respect of the Property, or otherwise (collectively, the “Due Diligence Material”) shall be used solely for the purpose of determining whether the Property is suitable for Purchaser’s acquisition and ownership thereof and for no other purpose whatsoever. The terms and conditions which are contained in this Agreement and all Due Diligence Material which is not published, not public knowledge or which is not available in the public domain shall be kept in strict confidence by Purchaser and shall not be disclosed to any individual or entity other than to those authorized representatives of Purchaser and Purchaser’s prospective and actual counsel, accountants, professionals, consultants, assignees, investors, attorneys and lenders who need to know the information for the purpose of assisting Purchaser in evaluating the Property for Purchaser’s potential acquisition thereof; provided however, that Purchaser shall have the right to disclose any such information if required by applicable law or as may be necessary in connection with any court action or proceeding with respect to this Agreement. Purchaser shall and hereby agrees to indemnify and hold Seller harmless from and against any and all loss, liability, cost, damage or expense that Seller may suffer or incur (including, without limitation, reasonable attorneys’ fees actually incurred) as a result of the unpermitted disclosure or use of the Due Diligence Material to any individual or entity other than appropriate representatives of Purchaser and Purchaser’s counsel, accountants, professionals, consultants, assignees, investors, attorneys and lenders and/or the use of any Due Diligence Material for any purpose other than as herein contemplated and permitted. If Purchaser or Seller elects to terminate this Agreement pursuant to any provision hereof permitting such termination, or if the Closing contemplated hereunder fails to occur for any reason, Purchaser will promptly return to Seller all Due Diligence Material in the possession of Purchaser and any of its representatives, and destroy all copies, notes or abstracts or extracts thereof, as well as all copies of any analyses, compilations, studies or other documents prepared by Purchaser or for its use (whether in written or electronic form) containing or reflecting any Due Diligence Material. In the event of a breach or threatened breach by Purchaser or any of its representatives of this Section 3.9, Seller shall be entitled, in addition to other available remedies, to an injunction restraining Purchaser or its representatives from disclosing, in whole or in part, any of the Due Diligence Material and any of the terms and conditions of this Agreement. Nothing contained herein shall be construed as prohibiting or limiting Seller from pursuing any other available remedy, in law or in equity, for such breach or threatened breach. The provisions of this Section shall survive the Closing and any earlier termination of this Agreement.

ARTICLE 4.

REPRESENTATIONS, WARRANTIES AND OTHER AGREEMENTS

4.1 Representations and Warranties of Seller. Seller hereby makes the following representations and warranties to Purchaser:

(a) Organization, Authorization and Consents. Seller is a duly organized and validly existing limited liability company under the laws of the State of Delaware. Seller has the right, power and authority, and all required limited liability company approvals, to enter into this Agreement and to convey the Property in accordance with the terms and conditions of this Agreement, to engage in the transactions contemplated in this Agreement and to perform and observe the terms and provisions hereof.

(b) Action of Seller, Etc. Seller has taken all necessary limited liability company action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by Seller on or prior to the Closing, this Agreement and such document shall constitute the legal, valid and binding obligation and agreement of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

(c) No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by Seller, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon the Property or any portion thereof pursuant to the terms of any indenture, deed to secure debt, mortgage, deed of trust, note, security agreement, evidence of indebtedness or any other agreement or instrument by which Seller is bound.

(d) Litigation. To Seller’s knowledge, Seller has received no written notice that any investigation, action or proceeding is pending or, to Seller’s knowledge, threatened, which (i) if determined adversely to Seller, would materially and adversely affect the use or value of the Property, or (ii) questions the validity, binding nature and enforceability of this Agreement or any action taken or to be taken pursuant hereto, or (iii) involves condemnation or eminent domain proceedings involving the Property or any portion thereof.

(e) Existing Leases. To Seller’s knowledge, other than the Leases, Seller has not entered into any contract or agreement with respect to the occupancy of the Property or any portion or portions thereof which will be binding on Purchaser after the Closing, the copies of the Leases heretofore delivered by Seller to Purchaser are true, correct and complete copies thereof, and the Leases have not been modified or amended except as evidenced by amendments similarly delivered and constitute the entire agreement between Seller and the tenants thereunder. Except as set forth on EXHIBIT “J” attached hereto and made a part hereof all Tenant Inducement Costs and/or leasing commissions payable with respect to tenants at the Property have been paid in full as of the Effective Date.

(f) Leasing Commissions. To Seller’s knowledge, there are no lease brokerage agreements, leasing commission agreements or other agreements providing for payments of any amounts for leasing activities or procuring tenants with respect to the Property or any portion or portions thereof other than as disclosed in EXHIBIT “C” attached hereto (the “Commission Agreements”), and there are no agreements currently in effect relating to the management and leasing of the Property other than as disclosed on said EXHIBIT “C” (the “Management Agreement”); and that all leasing commissions, brokerage fees and management fees accrued or due and payable under the Commission Agreements and the Management Agreement, as of the date hereof and at the Closing have been or shall be paid in full; and that upon the written request of Purchaser, Seller shall terminate the Management Agreement as to the Property at Closing at no cost to Purchaser. Notwithstanding anything to the contrary contained herein, Purchaser releases Seller from any responsibility for the payment of all leasing commissions payable for (A) any new leases entered into after the Effective Date that have been approved (or deemed approved) by Purchaser, and (B) the renewal, expansion or extension of any Leases existing as of the Effective Date and exercised or effected after the Effective Date, and (C) the provisions of this section shall survive the Closing.

(g) Taxes and Assessments. Except as may be set forth on EXHIBIT “I” attached hereto and made a part hereof, Seller has not filed, and has not retained anyone to file, notices of protests against, or to commence action to review, real property tax assessments against the Property, which are still pending.

(h) Environmental Matters. Except as may be set forth in the Due Diligence Material or as otherwise disclosed in writing by Seller prior to the expiration of the Inspection Period, Seller has received no written notification that any governmental or quasi-governmental authority has determined that there are any violations of any Environmental Law with respect to the Property, nor to Seller’s knowledge has Seller received any written notice that any governmental or quasi-governmental authority is contemplating an investigation of the Property, with respect to a violation or suspected violation of any Environmental Law.

(i) Compliance with Laws. To Seller’s knowledge, except as set forth on EXHIBIT “F”, Seller has received no written notice alleging any violations of law, municipal or county ordinances, or other legal requirements with respect to the Property or any portion thereof where such violations remain outstanding.

(j) Easements and Other Agreements. To Seller’s knowledge, Seller has not received any written notice of Seller’s default in complying with the terms and provisions of any of the title exceptions, covenants, conditions, restrictions or easements constituting a Permitted Exception.

(k) Other Agreements. To Seller’s knowledge, except for the Leases, the Operating Agreements, the Commission Agreements, the Management Agreement and the Permitted Exceptions, (i) there are no leases, Operating Agreements, management agreements, brokerage agreements, leasing agreements or other agreements or instruments in force or effect that grant to any person or any entity any right, title, interest or benefit in and to all or any part of the Property or any rights relating to the use, occupancy, operation, management, maintenance or repair of all or any part of the Property which will survive the Closing or be binding upon Purchaser other than those which Purchaser has agreed in writing to assume prior to the expiration of the Inspection Period (or is deemed to have agreed to assume) or which are terminable upon thirty (30) days notice without payment of premium or penalty and (ii) there are no defaults under any of the foregoing.

(l) Seller Not a Foreign Person. Seller is not a “foreign person” which would subject Purchaser to the withholding tax provisions of Section 1445 of the Internal Revenue Code of 1986, as amended.

(m) Condemnation. Seller has received no written notice of the commencement of any proceedings for taking by condemnation or eminent domain of any part of the Property.

(n) Employees. Seller has no employees to whom by virtue of such employment Purchaser will have any obligation after the Closing.

(o) No Options to Purchase. Seller has not entered into any option agreements or purchase agreements which would grant any party thereunder an operative, effective and enforceable right to purchase the Property.

The representations and warranties made in this Agreement by Seller shall be continuing and shall be deemed remade by Seller as of the Closing Date, with the same force and effect as if made on, and as of, such date, subject to Seller’s right to update such representations and warranties by written notice to Purchaser and in Seller’s Certificate to be delivered pursuant to Section 5.1(g) hereof. The representations and warranties of Seller set forth in this Section 4.1 shall survive the Closing for a period of three hundred sixty five (365) days following the Closing.

Except as otherwise expressly provided in this Agreement or in any documents to be executed and delivered by Seller to Purchaser at the Closing, Seller has not made, and Purchaser has not relied on, any information, promise, representation or warranty, express or implied, regarding the Property, whether made by Seller, on behalf of Seller, or otherwise, including, without limitation, the physical condition of the Property, the financial condition of the tenants under the Leases, title to or the boundaries of the Property, pest control matters, soil conditions, the presence, existence or absence of hazardous wastes, toxic substances or other environmental matters, compliance with building, health, safety, land use and zoning laws, regulations and orders, structural and other engineering characteristics, traffic patterns, market data, economic conditions or projections, past or future economic performance of the tenants under the Leases or the Property, and any other information pertaining to the Property or the market and physical environments in which the Property is located. Purchaser acknowledges (i) that Purchaser has entered into this Agreement with the intention of making and relying upon its own investigation or that of Purchaser’s Agents with respect to the physical, environmental, economic and legal condition of the Property and (ii) that Purchaser is not relying upon any statements, representations or warranties of any kind, other than those specifically set forth in this Agreement or in any document to be executed and delivered by Seller to Purchaser at the Closing, made (or purported to be made) by Seller or anyone acting or claiming to act on behalf of Seller. Purchaser will inspect the Property and become fully familiar with the physical condition thereof and, subject to the terms and conditions of this Agreement, shall purchase the Property in its “as is” condition, “with all faults,” on the Closing Date. The provisions of this Section shall survive the Closing until the expiration of any applicable statute of limitations.

4.2 Knowledge Defined. All references in this Agreement to the “knowledge of Seller” or “to Seller’s knowledge” shall refer only to the actual knowledge of Tina Renee

McCall, Vice President of Asset Management, who has been actively involved in the management of Seller’s business in respect of the Property. There shall be no personal liability on the part of the individual named above arising out of any representations or warranties made herein or otherwise. The term “knowledge of Seller” or “to Seller’s knowledge” shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller, or any affiliate of Seller, or to any other partner, beneficial owner, officer, director, agent, manager, representative or employee of Seller, or any of their respective affiliates, or to impose on the individual named above any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains.

4.3 Covenants and Agreements of Seller.

(a) Leasing Arrangements. During the pendency of this Agreement, provided Purchaser does not elect to terminate this agreement, Seller will not enter into any lease affecting the Property, or modify or amend in any respect, or terminate, any of the existing Leases without Purchaser’s prior written consent in each instance, which consent may be withheld in Purchaser’s sole and absolute discretion. Each written request by Seller shall be accompanied by a copy of any proposed modification or amendment of an existing Lease or of any new Lease that Seller wishes to execute between the Effective Date and the Closing Date, including, without limitation, a description of any Tenant Inducement Costs and leasing commissions associated with any proposed renewal or expansion of an existing Lease or with any such new Lease. If Purchaser fails to notify Seller in writing of its approval or disapproval of any of the foregoing within three (3) Business Days of Purchaser’s receipt of Seller’s written request, such failure by Purchaser shall be deemed to be the disapproval by Purchaser. At Closing, Purchaser shall reimburse Seller for any Tenant Inducement Costs, leasing commissions or other expenses, including reasonable attorneys’ fees actually incurred by Seller pursuant to a renewal or expansion of any existing Lease or new Lease approved by Purchaser hereunder.

(b) New Contracts. During the pendency of this Agreement, provided Purchaser does not elect to terminate this agreement, Seller will not enter into any Operating Agreement or contract, or modify, amend, renew or extend any existing Operating Agreement or contract, that will be an obligation affecting the Property or any part thereof subsequent to the Closing without Purchaser’s prior written consent in each instance, which Purchaser may withhold in its sole and absolute discretion, except contracts entered into in the ordinary course of business that are terminable without cause (and without penalty or premium) on thirty (30) days (or less) notice.

(c) Operation of Property. During the pendency of this Agreement, Seller shall continue to operate the Property in a good and businesslike fashion consistent with Seller’s past practices.

(d) Insurance. During the pendency of this Agreement, Seller shall, at its expense, continue to maintain all insurance policies covering the Improvements which are currently in force and effect.

(e) Tenant Estoppel Certificates. Seller shall use commercially reasonable efforts to obtain and deliver to Purchaser, on or before the date which is five (5) days prior to the expiration of the Inspection Period, the written Major Tenant Estoppel Certificate in the form attached hereto as EXHIBIT “H-1” executed by the Major Tenant and written Tenant Estoppel Certificates in the form attached hereto as EXHIBIT “H-2” executed by each tenant under the Leases other than the Major Tenant. The delivery of the executed Major Tenant Estoppel Certificate in the form attached hereto as EXHIBIT “H-1” from the Major Tenant on or before the date which is five (5) days prior to the expiration of the Inspection Period, shall be an express condition precedent to Purchaser’s obligation to Close the purchase and sale transaction under this Agreement. In the event that Seller is unable to obtain and deliver to Purchaser the written Major Tenant Estoppel Certificate on or before the date which is five (5) days prior to the expiration of the Inspection Period, the Closing Date shall be extended by the number of days that delivery of the Major Tenant Estoppel Certificate is delayed; provided, however, in the event that that Seller is unable to deliver the Major Tenant Estoppel Certificate prior to the expiration of the Inspection Period, Purchaser may elect by written notice to Seller, prior to the expiration of the Inspection Period, to (i) terminate this Agreement pursuant to Section 3.6 hereof, or (ii) extend the Inspection Period for the sole purpose of Seller’s delivery of the Major Tenant Estoppel Certificate and such extended Inspection Period shall be extended until the date which is five (5) days after Seller’s delivery of the Major Tenant Estoppel Certificate. Subject to the condition that Seller deliver the Major Tenant Estoppel, delivery of executed Tenant Estoppel Certificates from the other tenants (other than the Major Tenant) shall be a condition of Closing only to the extent set forth in Section 6.1(c) hereof; and in no event shall the inability or failure of Seller to obtain and deliver said Tenant Estoppel Certificates (Seller having used commercially reasonable efforts as set forth above) be a default of Seller hereunder.

4.4 Representations and Warranties of Purchaser. Purchaser makes the following representations and warranties to Seller:

(a) Organization, Authorization and Consents. Purchaser is a duly organized and validly existing corporation under the laws of the State of California. Purchaser has the right, power and authority, and all corporate approvals, to enter into this Agreement and to purchase the Property in accordance with the terms and conditions of this Agreement, to engage in the transactions contemplated in this Agreement and to perform and observe the terms and provisions hereof.

(b) Action of Purchaser, Etc. Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by Purchaser on or prior to the Closing, this Agreement and such document shall constitute the legal, valid and binding obligation and agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

(c) No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by Purchaser, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under the terms of any indenture, deed to secure debt, mortgage, deed of trust, note, security agreement, evidence of indebtedness or any other agreement or instrument by which Purchaser is bound.

(d) Litigation. To the Purchaser’s knowledge, Purchaser has received no written notice that any action or proceeding is pending or, to Purchaser’s knowledge, threatened, which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.

All references in this Agreement to the “knowledge of Purchaser” or “to Purchaser’s knowledge” shall refer only to the actual knowledge of Duncan Matteson, Chief Executive Officer of Purchaser. There shall be no personal liability on the part of the individual named above arising out of any representations or warranties made herein or otherwise. The term “knowledge of Purchaser” or “to Purchaser’s knowledge” shall not be construed, by imputation or otherwise, to refer to the knowledge of Purchaser or to any affiliate of Purchaser, or to any partner, beneficial owner, officer, director, agent, manager, representative or employee of Purchaser, or any of their respective affiliates, or to impose on the individual named above any duty to investigate the matter to which such actual knowledge, or absence of thereof, pertains. The representations and warranties made in this Agreement by Purchaser shall be continuing and shall be deemed remade by Purchaser as of the Closing Date, with the same force and effect as if made on, and as of, such date subject to Purchaser’s right to update such representations and warranties by written notice to Seller and in Purchaser’s certificate to be delivered pursuant to Section 5.2(d) hereof. The representations and warranties as Purchaser set forth in this Section 4.4 shall survive the Closing for a period of three hundred sixty-five (365) days.

ARTICLE 5.

CLOSING DELIVERIES, CLOSING COSTS AND PRORATIONS

5.1 Seller’s Closing Deliveries. For and in consideration of, and as a condition precedent to Purchaser’s delivery to Seller of the Purchase Price, Seller shall obtain or execute and deliver to Purchaser at or prior to Closing the following documents (collectively, “Seller’s Closing Documents”), all of which shall be originals duly executed, acknowledged and notarized where required by Seller:

(a) Warranty Deed. A special warranty deed to the Land and Improvements, in the form attached hereto as SCHEDULE 1 (the “Warranty Deed”), subject only to the Permitted Exceptions, and executed, acknowledged and sealed by Seller. The legal description of the Land set forth in said Warranty Deed shall be based upon and conform to the legal description contained in Seller’s vesting deed; provided, however if requested by Purchaser, Seller shall deliver a quitclaim deeds to the Land and Improvements (or any portion or portions thereof) based upon the legal description set forth in the New Survey in form and substance reasonably satisfactory to Seller, and executed, acknowledged and sealed by Seller;

(b) Bill of Sale. A bill of sale for the Personal Property in the form attached hereto as SCHEDULE 3 (the “Bill of Sale”), without warranty as to the title or condition of the Personal Property;

(c) Lease Assignment. Two (2) counterparts of the Lease Assignment and, to the extent required elsewhere in this Agreement, the obligations of Seller under the Commission Agreements in the form attached hereto as SCHEDULE 2 (the “Lease Assignment”), executed, acknowledged and sealed by Seller;

(d) Assignment and Assumption of Operating Agreements. Two (2) counterparts of the Assignment and Assumption of Operating Agreements in the form attached hereto as SCHEDULE 4, executed, acknowledged and sealed by Seller;

(e) General Assignment. An assignment of the Intangible Property in the form attached hereto as SCHEDULE 5 (the “General Assignment”), executed, acknowledged and sealed by Seller;

(f) Seller’s Affidavit. An owner’s affidavit substantially in the form attached hereto as SCHEDULE 6 (“Seller’s Affidavit”), stating that there are no known boundary disputes with respect to the Property, that there are no parties in possession of the Property other than Seller and the tenants under the Leases, that there are no brokers except as disclosed herein, that any improvements or repairs made by, or for the account of, or at the instance of Seller to or with respect to the Property within ninety (90) days prior to the Closing have been paid for in full (or that adequate provision has been made therefore to the reasonable satisfaction of the Title Company), and including such other matters as may be required by the Title Company;

(g) Seller’s Certificate. A certificate in the form attached hereto as SCHEDULE 7 (“Seller’s Certificate”);

(h) FIRPTA Certificate. A FIRPTA Certificate in the form attached hereto as SCHEDULE 8;

(i) Evidence of Authority. Such documentation as may reasonably be required by Purchaser and the Title Company to establish that this Agreement, the transactions contemplated herein, and the execution and delivery of the documents required hereunder, are duly authorized, executed and delivered;

(j) Settlement Statement. A settlement statement prepared by Escrow Agent setting forth the amounts to be paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement;

(k) Surveys and Plans. Such surveys, site plans, plans and specifications, and other matters relating to the Property as are in the possession of Seller to the extent not theretofore delivered to Purchaser;

(l) Certificates of Occupancy. To the extent the same are in Seller’s possession, original or photocopies of certificates of occupancy for all space within the Improvements located on the Property;

(m) Leases. Original To the extent the same are in Seller’s possession, original executed counterparts of the Leases (including any and all amendments thereto and any guarantees relating thereto), provided that Seller shall deliver to Purchaser the original of the Sixth Amendment to Lease;

(n) Tenant Estoppel Certificates. The original Major Tenant Estoppel Certificate executed by the Major Tenant and all other originally executed Tenant Estoppel Certificates as may be in Seller’s possession from the other tenants under the Leases;

(o) Operating Agreements. To the extent the same are in Seller’s possession, original executed counterparts of all of the Operating Agreements being assumed by Purchaser at Closing;

(p) Notices of Sale to Tenants. Seller will join with Purchaser in executing a notice, in form and content reasonably satisfactory to Seller and Purchaser (the “Tenant Notices of Sale”), which Purchaser shall send to each tenant under each Lease informing each such tenant of the sale of the Property and of the assignment to and assumption by Purchaser of Seller’s interest in the Lease and the Security Deposits and directing that all rent and other sums payable for periods after the Closing under such Lease shall be paid as set forth in said notices;

(q) Notices of Sale to Service Contractors, Leasing Agents and Manager. Seller shall send to each service provider and leasing agent under the Operating Agreements, Commission Agreements and the Management Agreement (as the case may be) assumed by Purchaser informing such service provider, leasing agent or manager (as the case may be) of the sale of the Property and of the assignment to and assumption by Purchaser of Seller’s obligations under the Operating Agreements, Commission Agreements and Management Agreement arising after the Closing Date (the “Other Notices of Sale”) and directing that all future statements or invoices for services under such Operating Agreements, Commission Agreements and/or Management Agreement for periods after the Closing be directed to Seller or Purchaser as set forth in said notices;

(r) Keys and Records. All of the keys to any door or lock on the Property and the original tenant files and other non-confidential books and records (excluding any appraisals, budgets, third party reports obtained by Seller in connection with the Property, strategic plans for the Property, internal analyses, information regarding the marketing of the Property for sale, submissions relating to Seller’s obtaining of corporate authorization, attorney and accountant work product, attorney-client privileged documents, or other information in the possession or control of Seller which Seller deems proprietary) relating to the Property in Seller’s possession; and

(s) Other Documents. Such other documents as shall be reasonably requested by Purchaser’s counsel and/or Purchaser’s title insurer to effectuate the purposes and intent of this Agreement.

5.2 Purchaser’s Closing Deliveries. Purchaser shall obtain or execute and deliver to Seller at Closing the following documents (collectively, “Purchaser’s Closing Documents”), all of which shall be originals duly executed, acknowledged and notarized where required by Purchaser:

(a) Lease Assignment. Two (2) counterparts of the Lease Assignment, executed, acknowledged and sealed by Purchaser;

(b) Assignment and Assumption of Operating Agreements. Two counterpart originals of the Assignment and Assumption of Operating Agreements, executed, acknowledged and sealed by Purchaser.

(c) General Assignment. Two (2) counterparts of the General Assignment, executed, acknowledged and sealed by Purchaser;

(d) Purchaser’s Certificate. A certificate in the form attached hereto as SCHEDULE 10 (“Purchaser’s Certificate”), evidencing the reaffirmation of the truth and accuracy in all material respects of Purchaser’s representations, warranties and agreements contained in Section 4.4 hereof, with such modifications thereto as may be appropriate in light of any change in circumstances since the Effective Date;

(e) Notice of Sale to Tenants. The Tenant Notices of Sale, executed by Purchaser, as contemplated in Section 5.1(p) hereof;

(f) Notices of Sale to Service Contractors, Leasing Agents and Manager. The Other Notices of Sale, as contemplated in Section 5.1(q) above;

(g) Settlement Statement. A settlement statement prepared by Escrow Agent setting forth the amounts to be paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement; and

(h) Other Documents. Such other documents as shall be reasonably requested by Seller’s counsel to effectuate the purposes and intent of this Agreement.

5.3 Closing Costs. Seller and Purchaser shall split equally the cost of the documentary stamps or transfer taxes imposed by the Commonwealth of Pennsylvania, North Fayette Township or Allegheny County, upon the conveyance of the Property pursuant hereto. Seller shall pay all costs and expenses incurred in obtaining the New Survey, all recording fees for the Warranty Deed and for all documents required to be recorded to remove Monetary Objections and title exceptions and encumbrances objected to by Purchaser pursuant to Section 3.4 above and the attorneys’ fees of Seller, the brokerage commission due Seller’s Broker, and all other costs and expenses incurred by Seller in closing and consummating the purchase and sale of the Property pursuant hereto. Purchaser shall pay the cost of the title insurance premium for the Title Insurance Policy, and title examination fees, all recording fees on all instruments to be recorded in connection with this transaction other than as set forth in the immediately preceding sentence, the attorneys’ fees of Purchaser, and all other costs and expenses incurred by Purchaser in the performance of Purchaser’s due diligence inspection of the Property and in closing and consummating the purchase and sale of the Property pursuant hereto.

5.4 Prorations and Credits. The items in this Section 5.4 shall be adjusted and prorated between Seller and Purchaser as of 11:59 P.M. on the day preceding the Closing, based upon the actual number of days in the applicable month or year:

(a) Taxes. All general real estate taxes imposed by any governmental authority (“Taxes”) for the year in which the Closing occurs shall be prorated between Seller and Purchaser as of the Closing. If the Closing occurs prior to the receipt by Seller of the tax bill for the calendar year or other applicable tax period in which the Closing occurs, Taxes shall be prorated for such calendar year or other applicable tax period based upon the prior year’s tax bill.

(b) Reproration of Taxes. Within thirty (30) days after receipt of final bills for Taxes, the party receiving said final tax bills shall furnish copies of the same to the other party and shall prepare and present to such other party a calculation of the reproration of such Taxes based upon the actual amount of such items charged to or received by the parties for the year or other applicable tax period. Purchaser and Seller shall make the appropriate adjusting payment between them within thirty (30) days after presentment of the calculation as to the reproration and appropriate back-up information. The provisions of this Section 5.4(b) shall survive the Closing for a period of one (1) year after the Closing Date.

(c) Rents, Income and Other Expenses. Rents and any other amounts paid to Seller by the tenants under the Leases (and any new lease entered into in accordance with the terms of this Agreement) shall be prorated as of the Closing Date and be adjusted against the Purchase Price on the basis of a schedule which shall be prepared by Seller and delivered to Purchaser for Purchaser’s review and approval prior to Closing. Seller and Purchaser shall prorate all rents, additional rent, common area maintenance charges, operating expense contributions, tenant reimbursements and escalations, and all other payments under the Leases (and any such new lease) received as of the Closing Date so that at Closing Seller will receive monthly basic rent payments through the day prior to the Closing Date and so that Seller will receive reimbursement for all expenses paid by Seller through the day prior to the Closing Date for which Seller is entitled to reimbursement under the Leases (including, without limitation, Taxes) (such expenses shall be reasonably estimated if not ascertainable as the Closing Date and then shall be re-adjusted as provided in (g) below when actual amounts are determined), and so that the excess, if any, is credited to Purchaser. Purchaser agrees to pay to Seller, upon receipt, any rents or other payments by the tenants under the Leases with respect to the Property that apply to periods prior to Closing but which are received by Purchaser after Closing; provided, however, that any rents or other payments by such tenants received by Purchaser after Closing shall be applied first to any current amounts then owed to Purchaser by such tenants, with the balance, if any, paid over to Seller to the extent of delinquencies existing on the date of Closing to which Seller is entitled. It is understood and agreed that Purchaser shall not be legally responsible to Seller for the collection of any rents or other charges payable with respect to the Leases of Seller or any portion thereof which are delinquent or past due as of the Closing Date but that Purchaser shall exercise its commercially reasonable efforts to collect the same, but without any obligation to seek eviction of the tenants or terminate any Lease; but Purchaser agrees that Purchaser shall send monthly notices for a period of three (3) consecutive months in an effort to collect any rents and charges not collected as of the Closing Date. The provisions of this Section 5.4(c) shall survive the Closing.

(d) Tenant Inducement Costs. Set forth on EXHIBIT “J” attached hereto and made a part hereof is a list of tenants at the Property with respect to which Tenant Inducement Costs and/or leasing commissions have not been paid in full as of the Effective Date. Seller and Purchaser recognize and agree that the Purchase Price has been reduced by the amount of the Tenant Inducement Costs and leasing commissions payable to the Major Tenant pursuant to the Major Tenant Lease. In the event that Seller shall be required to pay all or any portion of such Tenant Inducement Costs and leasing commissions prior to the Closing Date, the Purchase Price shall be increased pursuant to Section 2.4 of this Agreement. If said amounts have not been paid in full on or before Closing Purchaser shall assume the obligation to pay amounts payable after Closing. Except as may be specifically provided to the contrary elsewhere in this Agreement,

Purchaser shall be responsible for the payment of all Tenant Inducement Costs and leasing commissions which become due and payable (whether before or after Closing) (i) as a result of any renewals or extensions or expansions of existing Leases approved or deemed approved by Purchaser in accordance with Section 4.3(a) hereof between the Effective Date and the Closing Date and under any new Leases, approved by Purchaser in accordance with said Section 4.3(a), and (ii) all Tenant Inducement Costs and leasing commissions that first become due and payable after Closing. The provisions of this Section 5.4(e) shall survive the Closing.

(e) Security Deposits. Purchaser shall receive at Closing a credit for Security Deposits (if any) transferred and assigned to Purchaser at Closing in connection with the Leases, together with a detailed inventory of such Security Deposits certified by Seller at Closing.

(f) Other Expenses. Any personal property taxes, installment payments of special assessment liens, vault charges, sewer charges, utility charges and normally prorated operating expenses actually paid or payable as of the Closing Date shall be prorated as of the Closing Date and adjusted against the Purchase Price, provided that within ninety (90) days after the Closing, Purchaser and Seller will make a further adjustment for such taxes, liens and charges which may have accrued or been incurred prior to the Closing Date, but not collected or paid at that date. In addition, within ninety (90) days after the close of the fiscal year(s) used in calculating the pass-through to tenants of operating expenses and/or common area maintenance costs under the Leases (where such fiscal year(s) include(s) the Closing Date), Seller and Purchaser shall, upon the request of either, re-prorate on a fair and equitable basis in order to adjust for the effect of any credits or payments due to or from tenants for periods prior to the Closing Date. All prorations shall be made based on the number of calendar days in such year or month, as the case may be. The provisions of this Section 5.4(f) shall survive the Closing.

ARTICLE 6.

CONDITIONS TO CLOSING

6.1 Conditions Precedent to Purchaser’s Obligations. The obligations of Purchaser hereunder to consummate the transaction contemplated hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions prior to or simultaneously with the Closing, any of which may be waived by Purchaser in its sole discretion by written notice to Seller at or prior to the Closing Date:

(a) Seller shall have performed, in all material respects, all covenants, agreements and undertakings of Seller contained in this Agreement;

(b) All representations and warranties of Seller as set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of Closing, provided that solely for purposes of this subparagraph such warranties and representations shall be deemed to be given without being limited to Seller’s knowledge and without modification (by update or otherwise, as provided in Section 5.1(g) hereof);

(c) At Closing, the Title Company must be irrevocably committed to issue the Title Insurance Policy to Purchaser;

(d) The Major Tenant Estoppel Certificate executed by the Major Tenant shall have been delivered to Purchaser on or before the date which is five (5) days prior to the expiration of the Inspection Period in accordance with the terms of Section 4.3(c) hereof, with such estoppel certificate to be in the form attached hereto as EXHIBIT “H-1” and otherwise in form and substance acceptable to Purchaser. The delivery of said Major Tenant Estoppel Certificate shall be a condition of Purchaser’s obligation to Close, but the failure or inability of Seller to obtain and deliver said Major Tenant Estoppel Certificate from the Major Tenant or any other Tenant Estoppel Certificate from any other tenant, Seller having used commercially reasonable efforts to obtain the same from such tenant(s) under the Leases, shall not constitute a default by Seller under this Agreement.

In the event any of the conditions in this Section 6.1 have not been satisfied (or otherwise waived in writing by Purchaser) prior to or on the Closing Date (as same may be extended or postponed as provided in this Agreement), Purchaser shall have the right to terminate this Agreement by written notice to Seller given prior to the Closing, whereupon (i) Escrow Agent shall return the Earnest Money to Purchaser; and (ii) except for those provisions of this Agreement which by their express terms survive the termination of this Agreement, no party hereto shall have any other or further rights or obligations under this Agreement.

6.2 Conditions Precedent to Seller’s Obligations. The obligations of Seller hereunder to consummate the transaction contemplated hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions prior to or simultaneously with the Closing, any of which may be waived by Seller in its sole discretion by written notice to Purchaser at or prior to the Closing Date:

(a) Purchaser shall have paid and Seller shall have received the Purchase Price, as adjusted pursuant to the terms and conditions of this Agreement, which Purchase Price shall be payable in the amount and in the manner provided for in this Agreement;

(b) Purchaser shall have performed, in all material respects, all covenants, agreements and undertakings of Purchaser contained in this Agreement;

(c) Purchaser shall have executed, acknowledged and notarized where required and delivered into Escrow for delivery by Escrow Agent to Seller at Closing, as appropriate, all of the Purchaser’s Closing Documents; and

(d) All representations and warranties of Purchaser as set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of Closing, provided that solely for purposes of this subparagraph such warranties and representations shall be deemed to be given without being limited to Purchaser’s knowledge and without modification (by update or otherwise, as provided in Section 5.2(d) hereof).

ARTICLE 7.

CASUALTY AND CONDEMNATION

7.1 Casualty. Risk of loss up to and including the Closing Date shall be borne by Seller. In the event of any immaterial damage or destruction to the Property or any portion thereof, Seller and Purchaser shall proceed to close under this Agreement, and Purchaser will receive (and Seller will assign to Purchaser at the Closing Seller’s rights under insurance policies to receive) any insurance proceeds (including any rent loss insurance applicable to any period on and after the Closing Date) due Seller as a result of such damage or destruction and assume responsibility for such repair, and Purchaser shall receive a credit at Closing for any deductible, uninsured or coinsured amount under said insurance policies. For purposes of this Agreement, the term “immaterial damage or destruction” shall mean such instances of damage or destruction: (i) which can be repaired or restored at a cost of $500,000.00 or less; (ii) which can be restored and repaired within one hundred eighty (180) days from the date of such damage or destruction; and (iii) which are not so extensive as to allow the Major Tenant to terminate its Lease on account of such damage or destruction.

In the event of any material damage or destruction to the Property or any portion thereof, Purchaser may, at its option, by notice to Seller given within the earlier of twenty (20) days after Purchaser is notified by Seller of such damage or destruction, or the Closing Date, but in no event less than ten (10) Business Days after Purchaser is notified by Seller of such damage or destruction (and if necessary the Closing Date shall be extended to give Purchaser the full 10-Business Day period to make such election): (i) terminate this Agreement, whereupon Escrow Agent shall immediately return the Earnest Money to Purchaser, or (ii) proceed to close under this Agreement, receive (and Seller will assign to Purchaser at the Closing Seller’s rights under insurance policies to receive) any insurance proceeds (including any rent loss insurance applicable to the period on or after the Closing Date) due Seller as a result of such damage or destruction (less any amounts reasonably expended for restoration or collection of proceeds) and assume responsibility for such repair, and Purchaser shall receive a credit at Closing for any deductible amount under said insurance policies. If Purchaser fails to deliver to Seller notice of its election within the period set forth above, Purchaser will conclusively be deemed to have elected to proceed with the Closing as provided in clause (ii) of the preceding sentence. If Purchaser elects clause (ii) above, Seller will exercise its commercially reasonable best efforts to cooperate with Purchaser after the Closing to assist Purchaser in obtaining the insurance proceeds from Seller’s insurers. For purposes of this Agreement “material damage or destruction” shall mean all instances of damage or destruction that are not immaterial, as defined herein.

7.2 Condemnation. If, prior to the Closing, all or any part of the Property is subjected to a bona fide threat of condemnation by a body having the power of eminent domain or is taken by eminent domain or condemnation (or sale in lieu thereof), or if Seller has received written notice that any condemnation action or proceeding with respect to the Property is contemplated by a body having the power of eminent domain (collectively, a “Taking”), Seller shall give Purchaser immediate written notice of such Taking. In the event of any immaterial Taking with respect to the Property or any portion thereof, Seller and Purchaser shall proceed to close under this Agreement. For purposes of this Agreement, the term “immaterial Taking” means such instances of Taking of the Property: (i) which do not result in a taking of any portion of the building structure of the building occupied by tenants on the Property; (ii) which do not result in a decrease in the number of parking spaces at the Property (taking into account the number of additional parking spaces that can be provided within one hundred eighty (180) days of such Taking) or unimpeded pedestrian and vehicular access to and from the Property; and (iii) which are not so extensive as to allow either of the tenants under the Leases to terminate their respective Leases or abate or reduce rent payable thereunder (unless business loss or rent insurance (subject to applicable deductibles) or condemnation award proceeds shall be available in the full amount of such abatement or reduction, and Purchaser shall receive a credit at Closing for such deductible amount) on account of such Taking.

In the event of any material Taking of the Property or any portion thereof, Purchaser may, at its option, by written notice to Seller given within thirty (30) days after receipt of such notice from Seller, elect to terminate this Agreement, or Purchaser may choose to proceed to close. If Purchaser chooses to terminate this Agreement in accordance with this Section 7.2, then the Earnest Money shall be returned immediately to Purchaser by Escrow Agent and the rights, duties, obligations, and liabilities of the parties hereunder shall immediately terminate and be of no further force and effect, except for those provisions of this Agreement which by their express terms survive the termination of this Agreement. For purposes of this Agreement “material Taking” means all instances of a Taking that are not immaterial, as defined herein.

If Purchaser does not elect to, or has no right to, terminate this Agreement in accordance herewith on account of a Taking, this Agreement shall remain in full force and effect and the sale of the Property contemplated by this Agreement, less any interest taken by eminent domain or condemnation, or sale in lieu thereof, shall be effected with no further adjustment and without reduction of the Purchase Price, and at the Closing, Seller shall assign, transfer, and set over to Purchaser all of the right, title, and interest of Seller in and to any awards applicable to the Property that have been or that may thereafter be made for such Taking. At such time as all or a part of the Property is subjected to a bona fide threat of condemnation and Purchaser has not elected to terminate this Agreement as provided in this Section 7.2, and provided that the Inspection Period has expired, (i) Purchaser shall thereafter be permitted to participate in the proceedings as if Purchaser were a party to the action, and (ii) Seller shall not settle or agree to any award or payment pursuant to condemnation, eminent domain, or sale in lieu thereof without obtaining Purchaser’s prior written consent thereto in each case.

ARTICLE 8.

DEFAULT AND REMEDIES

8.1 Purchaser’s Default. If Purchaser fails to consummate this transaction for any reason other than (i) the default of Seller, (ii) failure of a condition to Purchaser’s obligation to close, or (iii) the exercise by Purchaser of an express right of termination granted herein, Seller shall be entitled, as its sole remedy hereunder, to terminate this Agreement and to receive and retain the Earnest Money as full liquidated damages for such default of Purchaser, the parties hereto acknowledging that it is impossible to estimate more precisely the damages which might be suffered by Seller upon Purchaser’s default, and that said Earnest Money is a reasonable estimate of Seller’s probable loss in the event of default by Purchaser. Seller’s retention of said Earnest Money is intended not as a penalty, but as full liquidated damages. The right to retain the Earnest Money as full liquidated damages is Seller’s sole and exclusive remedy in the event of default hereunder by Purchaser, and Seller hereby waives and releases any right to (and hereby covenants that it shall not) sue the Purchaser: (a) for specific performance of this Agreement, or (b) to recover damages in excess of the Earnest Money. The foregoing liquidated damages provision shall not apply to or limit Purchaser’s liability for Purchaser’s obligations under Sections 3.1(b), 3.1(c), 3.7 and 10.1 of this Agreement or for Purchaser’s obligation to pay to Seller all attorneys’ fees and costs of Seller to enforce the provisions of this Section 8.1.

Purchaser hereby waives and releases any right to (and hereby covenants that it shall not) sue Seller or seek or claim a refund of said Earnest Money (or any part thereof) on the grounds it is unreasonable in amount and exceeds Seller’s actual damages or that its retention by Seller constitutes a penalty and not agreed upon and reasonable liquidated damages.

/s/ KAH	/s/ DLM
Seller’s Initials	Buyer’s Initials

8.2 Seller’s Default. If Seller fails to perform any of its obligations under this Agreement for any reason other than Purchaser’s default or the permitted termination of this Agreement by Seller or Purchaser as expressly provided herein, Purchaser shall be entitled, as its sole remedy, either (a) to receive the return of the Earnest Money from Escrow Agent, which return shall operate to terminate this Agreement and release Seller from any and all liability hereunder, or (b) to enforce specific performance of the obligation of Seller to execute and deliver the documents required to convey the Property to Purchaser in accordance with this Agreement; it being specifically understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Seller hereunder. Notwithstanding the foregoing, if after the Effective Date, Seller has conveyed title to the Property to another party or intentionally and knowingly taken any other action to defeat the remedy of specific performance, Purchaser shall be entitled to seek actual damages from Seller not to exceed Seven Hundred Thousand and No/100 Dollars ($700,000.00 U.S.). Except as expressly provided to the contrary in this Section 8.2, Purchaser expressly waives its rights to seek damages in the event of the default of Seller hereunder. Purchaser shall be deemed to have elected to terminate this Agreement and to receive a return of the Earnest Money from Escrow Agent if Purchaser fails to file suit for specific performance against Seller in a court having jurisdiction on or before sixty (60) days following the date upon which the Closing was to have occurred.

ARTICLE 9.

ASSIGNMENT

9.1 Assignment. Subject to the next following sentence, this Agreement and all rights and obligations hereunder shall not be assignable by either party without the written consent of the other party. Notwithstanding the foregoing to the contrary, this Agreement and Purchaser’s rights hereunder (including, without limitation, Purchaser’s rights to enforce Seller’s representations, warranties and covenants against Seller) may be transferred and assigned without Seller’s consent to any business entity, entities or person(s) in which the Purchaser is a member or manager. Any assignee or transferee under any such assignment or transfer by Purchaser as to which Seller’s written consent has been given or as to which Seller’s consent is not required hereunder shall expressly assume all of Purchaser’s duties, liabilities and obligations under this Agreement by written instrument delivered to Seller as a condition to the effectiveness of such assignment or transfer. No assignment or transfer shall relieve the original Purchaser of any duties or obligations hereunder, and the written assignment and assumption instrument shall expressly so provide.

ARTICLE 10.

BROKERAGE COMMISSIONS

10.1 Broker. Upon the Closing, and only in the event the Closing occurs, Seller shall pay a brokerage commission to CB Richard Ellis, Inc. (“Broker”) pursuant to a separate agreement between Seller and Broker. Broker is representing Seller in this transaction. Broker has joined in the execution of this Agreement for the purpose of acknowledging and agreeing that no real estate commission shall be earned by it or due it if the transaction contemplated herein does not close for any reason whatsoever. Broker acknowledges and agrees that it shall look solely to Seller, and not to Purchaser, for the payment of such commission, and Broker hereby waives and releases any present or future claims against Purchaser for the payment of such commission. In addition, Broker (upon receipt of its brokerage commission) agrees to execute and deliver to Seller and Purchaser at the Closing a release and waiver of any claim Broker may have against Purchaser or the Property. Broker shall and does hereby indemnify and hold Purchaser and Seller harmless from and against any and all liability, loss, cost, damage, and expense, including reasonable attorneys’ fees actually incurred and costs of litigation, Purchaser or Seller shall ever suffer or incur because of any claim by any agent, salesman, or broker, whether or not meritorious, for any fee, commission or other compensation with regard to this Agreement or the sale and purchase of the Property contemplated hereby, and arising out of any acts or agreements of Broker. Seller shall and does hereby indemnify and hold Purchaser harmless from and against any and all liability, loss, cost, damage, and expense, including reasonable attorneys’ fees actually incurred and costs of litigation, Purchaser shall ever suffer or incur because of any claim by any agent, salesman, or broker, whether or not meritorious, for any fee, commission or other compensation with regard to this Agreement or the sale and purchase of the Property contemplated hereby, and arising out of any acts or agreements of Seller, including any claim asserted by Broker. Likewise, Purchaser shall and does hereby indemnify and hold Seller free and harmless from and against any and all liability, loss, cost, damage, and expense, including reasonable attorneys’ fees actually incurred and costs of litigation, Seller shall ever suffer or incur because of any claim by any agent, salesman, or broker, whether or not meritorious, for any fee, commission or other compensation with respect to this Agreement or the sale and purchase of the Property contemplated hereby and arising out of the acts or agreements of Purchaser. This Section 10.1 shall survive the Closing or any earlier termination of this Agreement.

ARTICLE 11.

MISCELLANEOUS

11.1 Notices. Wherever any notice or other communication is required or permitted hereunder, such notice or other communication shall be in writing and shall be delivered by overnight courier, hand, facsimile transmission or other electronic transmission, or sent by U.S. registered or certified mail, return receipt requested, postage prepaid, to the addresses or facsimile numbers set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

PURCHASER:	Matteson Real Estate Equities, Inc. One Lagoon Drive, Suite 200 Redwood City, California 94065 Attention: James A. Blake, Executive Vice President Facsimile: (650) 802-1811

with a copy to:	Carr McClellan Ingersoll Thompson & Horn Professional Law Corporation 216 Park Road Burlingame, California 94010 Attention: S. Kendall Patton Facsimile: (650) 342-7685

SELLER:	Wells VAF – 3000 Park Lane, LLC 6200 The Corners Parkway, Suite 250 Norcross, Georgia 30092 Attention: Mr. Parker Hudson Facsimile: (770) 243-8692

with a copy to:	McGuire Woods LLP Suite 2100 1170 Peachtree Street, N.E. Atlanta, Georgia 30309 Attention: John T. Grieb Facsimile: (404) 443-5762

Any notice or other communication (i) mailed as hereinabove provided shall be deemed effectively given or received on the third (3rd) Business Day following the postmark date of such notice or other communication, (ii) sent by overnight courier or by hand shall be deemed effectively given or received upon receipt, and (iii) sent by facsimile or other electronic transmission shall be deemed effectively given or received on the day of such electronic transmission of such notice or other communication and confirmation of such transmission if transmitted and confirmed prior to 5:00 p.m. local Atlanta, Georgia time on a Business Day and otherwise shall be deemed effectively given or received on the first Business Day after the day of transmission of such notice and confirmation of such transmission. Refusal to accept delivery shall be deemed delivered. Any notice may be given by a party’s attorney.

11.2 Possession. Full and exclusive possession of the Property, subject to the Permitted Exceptions and the rights of the tenants under the Leases, shall be delivered by Seller to Purchaser on the Closing Date.

11.3 Time Periods. If the time period by which any right, option, or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday, or holiday, then such time period shall be automatically extended through the close of business on the next regularly scheduled Business Day.

11.4 Publicity. The parties agree that, prior to Closing, and except for disclosures required by law or governmental regulations applicable to such party, no party may, with respect to this Agreement and the transactions contemplated hereby, contact or conduct negotiations with public officials, make any public announcements or issue press releases regarding this Agreement or the transactions contemplated hereby to any third party without the prior written consent of the other party hereto. Seller and Purchaser will each have the right to approve the press release of the other party issued in connection with the Closing, which approval may not be unreasonably withheld or delayed. No party may record this Agreement or any notice hereof.

11.5 Discharge of Obligations. The acceptance by Purchaser of Seller’s Warranty Deed hereunder shall be deemed to constitute the full performance and discharge of each and every warranty and representation made by Seller and Purchaser herein and every agreement and obligation on the part of Seller and Purchaser to be performed pursuant to the terms of this Agreement, except those warranties, representations, covenants and agreements which are specifically provided in this Agreement to survive Closing.

11.6 Severability. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

11.7 Construction. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that this Agreement may have been prepared by counsel for one of the parties, it being mutually acknowledged and agreed that Seller and Purchaser and their respective counsel have contributed substantially and materially to the preparation and negotiation of this Agreement. Accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

11.8 Sale Notification Letters. Promptly following the Closing, Purchaser shall deliver the Tenant Notices of Sale to each of the respective tenants under the Leases and the Other Notices of Sale to each service provider, leasing agent and manager, the obligations under whose respective Operating Agreements, Commission Agreements and/or Management Agreement Purchaser has assumed at Closing. The provisions of this Section shall survive the Closing.

11.9 Access to Records Following Closing. Purchaser agrees that for a period of two (2) years following the Closing, Seller shall have the right during regular business hours, on five (5) days’ written notice to Purchaser, to examine and review at Purchaser’s office (or, at Purchaser’s election, at the Property), the books and records relating to the ownership and operation of the Property prior to the Closing which were delivered by Seller to Purchaser at the Closing. Likewise, Seller agrees that for a period of two (2) years following the Closing, Purchaser shall have the right during regular business hours, on five (5) days’ written notice to Seller, to examine and review at Seller’s office, all books, records and files, if any, retained by

Seller relating to the ownership and operation of the Property by Seller prior to the Closing. The provisions of this Section shall survive the Closing.

11.10 General Provisions. No failure of either party to exercise any power given hereunder or to insist upon strict compliance with any obligation specified herein, and no custom or practice at variance with the terms hereof, shall constitute a waiver of either party’s right to demand exact compliance with the terms hereof. This Agreement contains the entire agreement of the parties hereto, and no representations, inducements, promises, or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. Any amendment to this Agreement shall not be binding upon Seller or Purchaser unless such amendment is in writing and executed by both Seller and Purchaser. Subject to the provisions of Section 9.1 hereof, the provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns. Time is of the essence in this Agreement. The headings inserted at the beginning of each Section are for convenience only, and do not add to or subtract from the meaning of the contents of each Section. This Agreement shall be construed and interpreted under the laws of the Commonwealth of Pennsylvania. Except as otherwise provided herein, all rights, powers, and privileges conferred hereunder upon the parties shall be cumulative but not restrictive to those given by law. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender shall include all genders, and all references herein to the singular shall include the plural and vice versa.

11.11 Attorney’s Fees. If Purchaser or Seller brings an action at law or equity against the other in order to enforce the provisions of this Agreement or as a result of an alleged default under this Agreement, the prevailing party in such action shall be entitled to recover court costs and reasonable attorney’s fees actually incurred from the other.

11.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which when taken together shall constitute one and the same original. To facilitate the execution and delivery of this Agreement, the parties may execute and exchange counterparts of the signature pages by facsimile, and the signature page of either party to any counterpart may be appended to any other counterpart.

11.13 Further Assurances. Purchaser and Seller each agree to execute and deliver such other documents and instruments (including, without limitation, additional escrow instructions in conformity with this Agreement), and to take such other actions as may reasonably be required and which may be necessary to consummate this transaction and to otherwise effectuate the agreements of the parties hereto; provided that such additional documents, instruments or actions do not impose upon the parties any obligations, duties, liabilities or responsibilities which are not expressly provided for in this Agreement.

11.14 Tax Deferred Exchange. In the event that Seller wishes to enter into a tax-deferred exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, and the treasury regulations promulgated thereunder (“1031 Exchange”) for the Property, or Purchaser wishes to enter into a 1031 Exchange with respect to property owned by Purchaser in connection with this transaction, each of the parties agrees to cooperate with the other party in connection with such exchange, including the execution of such documents as may be reasonably necessary to complete the exchange, including, but not limited to, executing and delivering a consent of an assignment to a qualified exchange intermediary of rights (but not obligations) under this Agreement; provided that: (a) the other party will not be obligated to delay the Closing; (b) all additional costs in connection with the exchange will be borne by the party requesting the exchange; (c) the other party will not be obligated to execute any note, contract, deed or other document providing for any personal liability which would survive the exchange; and (d) the other party will not take title to any property other than the Property. Any risk that such an exchange or conveyance might not qualify as a tax-deferred transaction shall be borne solely by the party seeking to effectuate the same, and each party acknowledges that the other has not provided, and will not provide, any tax, accounting, legal or other advice regarding the efficacy of any attempt to structure the transaction as a 1031 Exchange. It is understood that a party’s rights and obligations under this Agreement may be assigned to a third party intermediary to facilitate the exchange. Each party hereby agrees to save, protect, defend, indemnify and hold the other harmless from any and all losses, costs, claims, liabilities, penalties and expenses, including, without limitation, reasonable attorneys’ fees, fees of accountants and other experts, and costs of any judicial or administrative proceeding or alternative dispute resolution to which the other may be exposed, due to any attempt to structure the transaction as a 1031 Exchange.

ARTICLE 12.

INDEMNIFICATION

12.1 Indemnification by Seller. Following the Closing and subject to Sections 12.3 and 12.4, Seller shall indemnify and hold Purchaser, its affiliates, members and partners, and the partners, shareholders, members, officers, directors, employees, representatives and agents of each of the foregoing (collectively, “Purchaser-Related Entities”) harmless from and against any and all costs, fees, expenses, damages, deficiencies, interest and penalties (including, without limitation, reasonable attorneys’ fees and disbursements) suffered or incurred by any such indemnified party in connection with any and all losses, liabilities, claims, damages and expenses (“Losses”), arising out of, or in any way relating to, (a) any breach of any representation or warranty of Seller contained in this Agreement or in any Closing Document, and (b) any breach of any covenant of Seller contained in this Agreement which survives the Closing or in any Closing Document.

12.2 Indemnification by Purchaser. Following the Closing and subject to Sections 12.3 and 12.4, Purchaser (and Purchaser’s assignees to whom any rights of Purchaser are assigned pursuant to Section 9.1 hereof) shall indemnify and hold Seller, its affiliates, and partners, and the partners, shareholders, officers, directors, employees, representatives and agents of each of the foregoing (collectively, “Seller-Related Entities”) harmless from any and all Losses arising out of, or in any way relating to, (a) any breach of any representation or warranty by Purchaser contained in this Agreement or in any Closing Document, and (b) any breach of any covenant of Purchaser contained in this Agreement which survives the Closing or in any Closing Documents.

12.3 Limitations on Indemnification. Notwithstanding the foregoing provisions of Section 12.1, (a) Seller shall not be required to indemnify Purchaser or any Purchaser-Related Entities under this Agreement unless the aggregate of all amounts for which an indemnity would otherwise be payable by Seller under Section 12.1 above exceeds the Basket Limitation and, in such event, Seller shall be responsible for the entire amount including all amounts representing the Basket Limitation, (b) in no event shall the liability of Seller with respect to the indemnification provided for in Section 12.1 above exceed in the aggregate the Cap Limitation, (c) if prior to the Closing, Purchaser obtains knowledge of any inaccuracy or breach of any representation, warranty or covenant of Seller contained in this Agreement (a “Purchaser-Waived Breach”) and nonetheless proceeds with and consummates the Closing, then Purchaser and any Purchaser-Related Entities shall be deemed to have waived and forever renounced any right to assert a claim for indemnification under this Article 12 for, or any other claim or cause of action under this Agreement, at law or in equity on account of any such Purchaser-Waived Breach, and (d) notwithstanding anything herein to the contrary, the Basket Limitation and the Cap Limitation shall not apply with respect to Losses suffered or incurred as a result of breaches of any covenant or agreement of Seller set forth in Section 5.3, Section 5.4, Section 8.2 or Section 10.1 of this Agreement, but subject, however to any applicable limitations set forth in such Sections of this Agreement.

12.4 Survival. The representations, warranties and covenants contained in this Agreement and the Closing Documents shall survive until the date which is three hundred sixty five (365) days after the Closing, unless a longer survival period is expressly provided for in this Agreement, or unless prior to the date which is three hundred sixty five (365) days after the Closing, Purchaser or Seller, as the case may be, delivers written notice to the other party of such alleged breach specifying with reasonable detail the nature of such alleged breach and files an action with respect thereto within sixty (60) days after the giving of such notice.

12.5 Indemnification as Sole Remedy. If the Closing has occurred, the sole and exclusive remedy available to a party in the event of a breach by the other party to this Agreement of any representation, warranty, or covenant or other provision of this Agreement or any Closing Document which survives the Closing shall be the indemnifications provided for under Section 3.1(c), Section 3.3(b), Section 10.1, and this Article 12.

12.6 Zoning and other Ordinances. Based solely on that certain Zoning Certification Letter dated October 9, 2006 from the Township of North Fayette, Seller warrants that: the Property has the following Zoning Classification B-2 General Business Zoning District; the present use is in compliance with that Zoning Classification; and there exists no notice of any uncorrected violations of ordinances presently applicable to the Property in its current undeveloped condition.

12.7 Sewage. The Pennsylvania Sewage Facilities Act of January 24, 1966, No. 537 P.L. 1535, as amended, requires that there be a statement regarding the availability of a community sewage system. A community sewage system is available to service the Property.

NOTICE — THIS DOCUMENT MAY NOT SELL, CONVEY, TRANSFER, INCLUDE OR INSURE THE TITLE TO THE COAL AND RIGHT OF SUPPORT UNDERNEATH THE SURFACE LAND DESCRIBED OR REFERRED TO HEREIN, AND THE OWNER OR OWNERS OF SUCH COAL MAY HAVE THE COMPLETE LEGAL RIGHT TO REMOVE ALL OF SUCH COAL AND, IN THAT CONNECTION, DAMAGE MAY RESULT TO THE SURFACE OF THE LAND AND ANY HOUSE, BUILDING OR OTHER STRUCTURE ON OR IN SUCH LAND. THE INCLUSION OF THIS NOTICE DOES NOT ENLARGE,

RESTRICT OR MODIFY ANY LEGAL RIGHTS OR ESTATES OTHERWISE CREATED, TRANSFERRED, EXCEPTED OR RESERVED BY THIS INSTRUMENT. [This notice is set forth in the manner provided in Section 1 of the Act of July 17, 1957, P. L. 984, as amended.]

[signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day, month and year first above written.

SELLER:

WELLS VAF – 3000 PARK LANE, LLC,
a Delaware limited liability company

By:	Wells Mid-Horizon Value-Added Fund I, LLC, a Georgia limited liability company, its sole member

By:	Wells Investment Management Company, LLC, a Georgia limited liability company, its manager

By:	/s/ Kevin A. Hoover
Name:	Kevin A. Hoover
Title:	President

PURCHASER:

MATTESON REAL ESTATE EQUITIES, INC.,
a California corporation

By:	/s/ Duncan L. Matteson, Jr.
Name:	Duncan L. Matteson, Jr.
Title:	President

IN WITNESS WHEREOF, the undersigned Broker has joined in the execution and delivery hereof solely for the purpose of evidencing its rights and obligations under the provisions of Section 10.1 hereof.

BROKER:

CB RICHARD ELLIS, INC.

	By:	/s/ Jack R. Norris

Date of Execution:	Name:	Jack R. Norris

July 21, 2010	Title:	Managing Director

EXHIBIT “A”

DESCRIPTION OF REAL PROPERTY

All that certain lot or piece of ground situate in the Township of North Fayette, County of Allegheny and the Commonwealth of Pennsylvania, being Parcel 22 in Revision No. 5 to RIDC Park West Plan No. 3, as recorded in the Recorder of Deeds Office of Allegheny County, Pennsylvania, in Plan Book Volume 243, pages 2 and 3.

Parcel 22 being a consolidation of part of Parcel 2 and all of Parcel 3 in Revision No. 1 of RIDC Park West Plan No. 3, recorded in the Recorder’s Office on December 20, 1988 in Plan Book Volume 156, pages 5 to 10.

Being designated as Block 498-R, Lot 1 (formerly designated as Block 9929-X, Lot 85173) in the Deed Registry Office of Allegheny County, Pennsylvania.

Exhibit “A”

EXHIBIT “B”

LIST OF PERSONAL PROPERTY

1 set	A/C Gauges	1 case	Ceiling Tile #1761C
1	Meter Fluke 32	2 boxes	Wire nuts
1	Amprobe	1	5 gallon Spray Pump
1	Toshiba Laptop	30 lbs.	34A Refrigerant
2	Landis & Staefa Electronic Room Sensors	2	46 3/4 x 50 7/8 panes of glass
2	20oz Framing Hammer	2	46 3/4 x 60 7/8 panes of glass
2	Lock cases	11 gallons	Assorted paint
2	Long Handle shovels	1	Tool Oil (Air)
1	Plumbing torch Acetylene	2	Grinding Wheels
2	Plungers	2	Modem Surge Filters
1 set	Inside diameter Pipe Wrenches	6	Water Heater Elements
1 set	Drill Bits	1	Motorola Radio/charge set w batteries
1 set	Nut Driver	1	40’ Air Hose
2 sets	Allen Keys	1	Rigid Oil pan
2	Needle Nose Pliers	1	5 gallon gas can
6”	Crescent Wrench	1	2 gallon gas can
2	Utility Knives	1 pallet	Ice Melt
1	Diagonals Cutter Pliers	2	Sawzalls
1	Screwdriver Bit set	1	Super Vee Hand Snake
2	Wire Strippers	1	Siemen’s Insight Updated Software
1	5 Piece file set	1	“ComeAlong”
1	Gasket Scraper	3	Pedestal Fans
1	Fuse puller
15”	Crescent Wrench
1	10 Piece T-Handle Allen set
2	Vise Grips
2	Small Needle Nose Pliers
1	3/8” Socket set
1	Tool Box Saw
1	8 Piece Screwdriver set
1	Cordless Drill
1	Strap Wrench
1	Soldering Iron
1	Ratchet kit with sockets
1	Assorted tool kit
1	8’ Fiberglass ladder
1	Toro Gas Snowblower
2	Salt Spreaders
1	Upright Manlift

Ehhibit “B-1”

1	Gateway Desktop computer (Penthouse)
1	Fishtape
1	Heat Gun
1	Circular Saw
1	Jumper cables
1	Grease Fittings kit
1	Assorted Siemens parts cabinet
1	Bench Ginder
1	Waterloo Tool Chest
1	24’ Extension Ladder
2	6’ Wooden Ladders
5	6’ Fiberglass Ladder
2	Push Brooms
2	25’ Extension Cords
1	150’ Garden Hose
1	Sprinkler Can
1	12” Square
2	Wallboard knives
2	Wallboard saws
1	Impact Wrench with sockets
1	Floor Jack
1	Table Vise
1	Gas Pressure Gauge
1	Greentree Circuit Tracer
1	Rigid Tri-Stand
1	6” Pneumatic Hand Grinder
1	14” Channel Lock
1	Offset Snips
1	Hacksaw
1	1 Gallon Wet/dry vac
1	Rigid Pump gun
1	US Robotics Modem
1	Sign Pole driver
1	Leaf rake
1	7” Ice chipper
1	Chain Pipe Wrench
1	PVC Saw
6	Die Heads
6	Box Fans

Exhibit “B-2”

EXHIBIT “C”

LIST OF COMMISSION AGREEMENTS

AND EXISTING MANAGEMENT AGREEMENT

I.	Commission Agreements Entered Into By Seller During Its Ownership of Property:

Leasing Agreement dated January 29, 2007, between Seller and CB Richard Ellis/Pittsburgh, L.P., a Delaware limited partnership.

II.	Commission Agreements Not Entered Into By Seller, But Affecting the Property:

None

III.	Management Agreement:

Management Agreement dated May 1, 2007, between Seller and CB Richard Ellis/Pittsburgh, L.P., a Delaware limited partnership.

IV.

List of Tenants and Prospective Tenants for Which Commissions Will be Payable By Purchaser Post-Closing if a Lease (or Expansion, Renewal or Extension) is Entered Into Within 90 Days After Closing Date:

None Pending

Exhibit “C”

EXHIBIT “D”

FORM OF ESCROW AGREEMENT

THIS ESCROW AGREEMENT (the “Agreement”), made and entered into this day of July, 2010, by and among MATTESON REAL ESTATE EQUITIES, INC, a California corporation (hereinafter referred to as “Purchaser”), WELLS VAF – 3000 PARK LANE, LLC, a Delaware limited liability company (hereinafter referred to as “Seller”), and CHICAGO TITLE INSURANCE COMPANY (hereinafter referred to as “Escrow Agent”).

W I T N E S S E T H:

WHEREAS, Purchaser and Seller have entered into that certain Purchase and Sale Agreement fully executed July 20, 2010 (hereinafter referred to as the “Contract”. Capitalized terms used herein but not defined herein, shall have the meanings set forth in the Contract; and

WHEREAS, Section 2.3(a) of said Contract provides for Purchaser’s payment to Escrow Agent, within two (2) days following the Effective Date of Two Hundred Fifty Thousand Dollars ($250,000) as Initial Earnest Money (as defined in the Contract) to be held and applied by said Escrow Agent in accordance with this Agreement; and

WHEREAS, the parties hereto desire to set forth the terms and conditions of Escrow Agent’s holding, investment and disbursement of the Escrow Funds (as hereinafter defined).

NOW, THEREFORE, for and in consideration of the agreements set forth in the Contract and the mutual covenants set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Upon receipt, Escrow Agent shall acknowledge receipt of a check or wire transfer, payable to the order of Escrow Agent, in the amount of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) as the Initial Earnest Money. Said Initial Earnest Money, together with any Additional Earnest Money and any Extension Earnest Money actually deposited by Purchaser with Escrow Agent pursuant to the terms of the Contract, all interest and other income earned on the Initial Earnest Money, the Additional Earnest Money any Extension Earnest Money and interest thereon being herein referred to as the “Escrow Funds”. Escrow Agent hereby agrees to hold, administer, and disburse the Escrow Funds pursuant to this Agreement and the Contract. Escrow Agent shall invest the Escrow Funds in a money market account with a national banking association or other bank acceptable to Seller and Purchaser in the Atlanta, Georgia metropolitan area. All interest or other income shall be earned for the account of Purchaser and shall be held, invested and disbursed as a part of the Escrow Funds hereunder. Purchaser’s Federal Identification Number for purposes of this Agreement is 94-3212892. Escrow Agent’s fee, if any, for services rendered hereunder shall be paid one-half (1/2) by Purchaser and one-half (1/2) by Seller.

Exhibit “D-1”

2. At such time as Escrow Agent receives written notice from either Purchaser or Seller, or both, setting forth the identity of the party to whom such Escrow Funds (or portions thereof) are to be disbursed and further setting forth the specific section or paragraph of the Contract pursuant to which the disbursement of such Escrow Funds (or portions thereof) is being requested, Escrow Agent shall disburse such Escrow Funds pursuant to such notice; provided, however, that if such notice is given by either Purchaser or Seller but not both, Escrow Agent shall (i) promptly notify the other party (either Purchaser or Seller, as the case may be) that Escrow Agent has received a request for disbursement, and (ii) withhold disbursement of such Escrow Funds for a period of ten (10) days after receipt of such notice of disbursement and if Escrow Agent receives written notice from either Purchaser or Seller within said ten (10) day period which notice countermands the earlier notice of disbursement, then Escrow Agent shall withhold such disbursement until both Purchaser and Seller can agree upon a disbursement of such Escrow Funds. Purchaser and Seller hereby agree to send to the other, pursuant to Paragraph 6 below, a duplicate copy of any written notice sent to Escrow Agent and requesting any such disbursement or countermanding a request for disbursement.

3. In performing any of its duties hereunder, Escrow Agent shall not incur any liability to anyone for any damages, losses, or expenses, except for willful default, negligence, fraud or breach of trust, and it shall accordingly not incur any such liability with respect to (i) any action taken or omitted in good faith upon advice of its legal counsel given with respect to any questions relating to the duties and responsibilities of Escrow Agent under this Agreement, or (ii) any action taken or omitted in reliance upon any instrument, including any written notice or instruction provided for in this Agreement, not only as to its due execution and the validity and effectiveness of its provisions but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons, and to conform with the provisions of this Agreement.

4. Notwithstanding the provisions of Paragraph 2 above, in the event of a dispute between Purchaser and Seller sufficient in the reasonable discretion of Escrow Agent to justify its doing so or in the event that Escrow Agent has not disbursed the Escrow Funds on or before the date which is six (6) months from the date hereof, Escrow Agent shall be entitled to tender the Escrow Funds into the registry or custody of any court of competent jurisdiction, together with such legal pleadings as it may deem appropriate, and thereupon be discharged from all further duties and liabilities under this Agreement. Any such legal action may be brought in such court as Escrow Agent shall determine to have jurisdiction thereof.

5. Purchaser and Seller hereby agree to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including, without limitation, reasonable costs of investigation and legal counsel fees, which may be imposed upon Escrow Agent or incurred by Escrow Agent in connection with the performance of its duties hereunder, including, without limitation, any litigation arising from this Agreement or involving the subject matter hereof, unless caused by the willful default, negligence, fraud or breach of trust by Escrow Agent.

Exhibit “D-2”

6. Wherever any notice or other communication is required or permitted hereunder, such notice or other communication shall be in writing and shall be delivered by overnight courier, hand delivery, or sent by U.S. registered or certified mail, return receipt requested, postage prepaid, to the addresses set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

PURCHASER:	Matteson Real Estate Equities, Inc.
One Lagoon Drive, Suite 200
Redwood City, California 94065
Attention: James A. Blake
Executive Vice President
Facsimile: (650) 802-1811

with a copy to:	Carr McClellan Ingersoll Thompson & Horn
Professional Law Corporation
216 Park Road
Burlingame, California 94010
Attention: S. Kendall Patton
Facsimile: (650) 342-7685

SELLER:	Wells VAF – 3000 Park Lane, LLC
6200 The Corners Parkway
Suite 250
Norcross, Georgia 30092
Attention: Mr. Parker Hudson
Facsimile: (770) 243-8692

with a copy to:	McGuireWoods LLP
Suite 2100
1170 Peachtree Street, N.E.
Atlanta, Georgia 30309
Attn: John T. Grieb
Facsimile: (404) 443-5762

Exhibit “D-3”

ESCROW AGENT:	Chicago Title Insurance Company
200 Galleria Parkway, S.E.
Suite 2060
Atlanta, Georgia 30339
Attention: Judy Stillings
Facsimile: (404) 419-3209

Any notice or other communication (i) mailed as hereinabove provided shall be deemed effectively given or received on the third (3rd) business day following the postmark date of such notice or other communication, (ii) sent by overnight courier or by hand shall be deemed effectively given or received upon receipt, and (iii) sent by facsimile transmission shall be deemed effectively given or received on the first business day after the day of transmission of such notice and confirmation of such transmission.

7. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors, and assigns. Any and all rights granted to any of the parties hereto may be exercised by their agents or personal representatives.

8. Time is of the essence of this Agreement.

9. If proceedings shall be instituted before any court of competent jurisdiction for the resolution of any dispute arising under this Agreement between any parties hereto, then upon final resolution of such dispute, the prevailing party in such dispute shall be promptly paid by the nonprevailing party or parties therein all of such prevailing party’s attorneys’ fees and expenses, court costs and costs of appeal actually incurred in connection with such proceeding.

10. This Agreement is governed by and is to be construed under the laws of the Commonwealth of Pennsylvania and may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.

[Signatures begin on next page]

Exhibit “D-4”

IN WITNESS WHEREOF, the parties hereto have signed and sealed this Agreement as of the day, month and year first above written.

SELLER:

WELLS VAF – 3000 PARK LANE, LLC, a Delaware limited liability company

By: Wells Mid-Horizon Value-Added Fund I, LLC, a Georgia limited liability company, its sole ember

By: Wells Investment Management Company, LLC, a Georgia limited liability company, its manager

By:
Name:
Title:

[Signatures continue on next page]

Exhibit “D-5”

PURCHASER:

MATTESON REAL ESTATE EQUITIES, INC., a California corporation

By:
Name:
Title:

ESCROW AGENT:

CHICAGO TITLE INSURANCE COMPANY

By:
Name:
Title:

Exhibit “D-6”

EXHIBIT “E”

LIST OF LEASES

1.

That certain Office Lease Agreement between Seller, as successor-in-interest to Park Lane Associates, L.P., a Pennsylvania limited partnership (as Landlord) and the Connecticut General Life Insurance Company, a Connecticut corporation, as successor-in-interest to International Rehabilitation Associates, Inc., a Delaware corporation (as Tenant) dated September 21, 1990, as amended by First Lease Amendment dated May 21, 1991, as amended by Second Amendment to Lease dated February 5, 1997, as amended by Third Amendment to Lease dated November 19, 2001, as amended by Fourth Amendment to Lease dated March 6, 2003, as amended by Fifth Amendment to Lease dated April 30, 2003, as assigned by Assignment and Assumption dated July 23, 2008, and as amended by Sixth Amendment to Lease dated July 24, 2008.

2.

That certain Office Lease between Seller, as successor-in-interest to 3000 Park Lane Associates, L.P., a Pennsylvania limited partnership (as Landlord) and Mason Dixon Energy, Inc. (as Tenant) dated July 26, 2006 (note: the lease is dated July 26, 2006 in the Basic Lease Information and July 15, 2006 in the preamble of the Lease).

3.

That certain Building and Rooftop Lease Agreement between Seller, as successor-in-interest to Spieker Northwest, Inc, a California corporation (as Lessor) and Pittsburgh SMSA, L.P., a Delaware limited partnership (as Lessee) dated March 5, 1998, as amended by First Amendment to Building and Rooftop Lease Agreement dated December 20, 2002 between 3000 Park Lane Associates, a Pennsylvania general partnership (as Lessor) and Pittsburgh SMSA, L.P., a Delaware limited partnership (as Lessee).

4.

That certain Rooftop Lease between Seller, as successor-in-interest to 3000 Park Lane Associates, L.P., a Pennsylvania limited partnership (as Landlord) and VoiceStream Pittsburgh, L.P., a Delaware limited partnership (as Tenant) dated November 11, 2002.

5.

That certain Building Access License for Communications Services between Wells VAF – 3000 Park Lane, LLC, a Delaware limited liability company (the Licensor) and Clearwire US LLC, a Nevada limited liability company (the Licensee) dated December 20, 2009.

Exhibit “E”

EXHIBIT “F”

EXCEPTION SCHEDULE

None.

Exhibit “F”

EXHIBIT “G”

LIST OF OPERATING AGREEMENTS

1.	A-Air Company, Incorporated dated September 15, 2008 – Chiller / Compressor Inspections

2.	Allied Waste Services of Pittsburgh dated September 1, 2009 – Trash and recycling removal

3.	Cauley Security Services dated January 10, 2008 – Security guards

4.	Ehrlich dated June 27, 2007 – Pest control

5.	Equitable Gas Company dated January 28, 2010 – Gas energy

6.	Heritage Fire and Safety dated September 18, 2007 – Fire alarm and sprinkler system inspection

7.	The Huber Group dated December 3, 2007 – Janitorial

8.	Penn Power Systems dated January 20, 2010 – Emergency power generator inspection and maintenance

9.	Plantscape, Inc. dated March 2, 2010 – Exterior landscaping

10.	Schindler Elevator Corporation dated April 14, 2005 – Elevator maintenance

11.	SSi, Inc. dated January 12, 2009 – HVAC maintenance

12.	Vincent Allen, Inc. dated July 13, 2007 – Metal maintenance

Exhibit “G”

EXHIBIT “H-1”

FORM OF TENANT ESTOPPEL CERTIFICATE

FOR MAJOR TENANT

            , 2010

RE:	Lease:

That certain Office Lease dated as of September 21, 1990 (“Original Lease”) between Park Lane Associates L.P. and International Rehabilitation Associates, Inc., as amended by the First Lease Amendment dated as of May 21, 1991, the Second Amendment to Lease dated February 5, 1997, the Third Amendment to Lease dated November 19, 2001, the Fourth Amendment to Lease dated March 6, 2003, the Fifth Amendment to Lease dated April 30, 2003, as assigned to Tenant by International Rehabilitation Associates, Inc. by Assignment and Assumption Agreement dated July 23, 2008, and the Sixth Amendment to Lease dated July 24, 2008 (collectively, as amended and assigned, the “Lease”)

Premises: 100% of the Rentable Square Footage of the Building located at 3000 Park Lane, Pittsburgh, North Fayette Township, County of Allegheny, Pennsylvania

Commencement Date:
Expiration Date:
Current Monthly Base Rent:	$
Current Monthly Operating Expenses:	$
Current Monthly Real Estate Taxes:	$
Security Deposit:	$	None
Monthly Base Rent Paid Through:		, 2010
Monthly Expenses Paid Through:		, 2010
Monthly Real Estate Taxes Paid Through:		, 2010

Ladies and Gentlemen:

We are the Tenant under the above-captioned Lease. We give you this Estoppel Certificate to permit you, your successors or assigns and any mortgagee to rely on this Estoppel Certificate as conclusive evidence of the matters stated below, in evaluating and completing the purchase by you or your assignees of, and a possible loan secured by, 3000 Park Lane, Pittsburgh, North Fayette Township, Allegheny County, Pennsylvania (the “Building”) and the Premises. Capitalized terms used herein which are not defined herein shall have the meanings given them in the Lease. We hereby certify to you, your successors and assigns and your mortgagee as follows:

1.	A true, complete and correct copy of the Lease as amended and assigned to date is attached hereto as Exhibit A.

Exhibit “H-1”

2.

We are the Tenant at the Premises and, except as may be set forth on Exhibit B hereto, we are in sole possession of and are occupying the Premises. Except as may be set forth on Exhibit B hereto, Tenant has not subleased all or any part of the Premises or assigned the Lease, or otherwise transferred, directly or indirectly, all or any part of its interest in the Lease or the Premises.

3.

From and after July 26, 2010, Tenant shall lease one hundred percent (100%) of the rentable area of the Building comprising 105,315 rentable square feet. Tenant hereby acknowledges and confirms that Tenant has irrevocably waived its right to acquire the Adjacent Parcel and that Section 11 of the Sixth Amendment to Lease is no longer in full force and effect.

4.

The Lease attached hereto as Exhibit A (as clarified by this Estoppel Certificate) is currently in effect and constitutes the entire agreement between Landlord and Tenant. The Lease has not been amended, modified, or changed, whether in writing or orally, except as may be stated in the copy of the Lease attached hereto.

5.

The Commencement Date and Expiration Date of the term of the Lease are correctly stated above. Tenant has no option or right to purchase or acquire any interest in the Property, the Building or the Premises, no option or right to expand the size of the Premises, reduce the size of the Premises or terminate the Lease before its stated Expiration Date (except as otherwise expressly set forth in the Lease), nor any options or rights to renew, extend, amend, modify, or change the Term of the Lease, except for Tenant’s Option to Renew set forth in Section 7 of the Sixth Amendment to Lease or as otherwise expressly set forth in the Lease.

6.

Tenant hereby agrees and confirms that, except for the Tenant Improvement Allowance set forth in Section 9 of the Sixth Amendment to Lease, (i) its ongoing possession and use of the Premises is on an “AS-IS” basis as provided in and subject to the terms of Section 8 of the Sixth Amendment to Lease and (ii) Landlord has no obligation to perform or pay for any alterations or improvements to the Building or the Premises.

7.

The current monthly Base Rent under the Lease and the current monthly Expenses and Real Estate Taxes under the Lease are correctly stated above. The amount of monthly Expenses and Real Estate Taxes payable by Tenant under the Lease for the period January 1, 2010 through December 31, 2010 are estimates, based upon the Property’s current operating budget. Tenant acknowledges and agrees that Landlord has the right upon written notice to Tenant to change the Tax Year and/or Expense Year from time to time pursuant to Sections 4.1(d) and 4.1(g) of the Lease, respectively. Monthly Base Rent and monthly Expenses and Real Estate Taxes have been paid through the respective dates stated above. No monthly Base Rent or monthly Expenses or Real Estate Taxes have been prepaid for more than one month. Tenant has not been given any free rent, partial rent, rebates, rent abatements or rent concessions of any kind or nature whatsoever, except as set forth in the Lease.

Exhibit “H-2”

8.	Tenant acknowledges and agrees that effective August 1, 2008, Tenant is obligated to pay all Expenses and all assessed Real Property Taxes with respect to the entire Premises.

Exhibit “H-3”

9.

Prior to July 26, 2010, the Premises contains 103,745 rentable square feet. Effective July 26, 2010, the Premises will be expanded to include the entire rentable area of the Building containing 105,315 rentable square feet. Tenant acknowledges and agrees that effective August 1, 2008 the definitions of Excess Taxes, Excess Expenses, Tenant’s Share of Excess Expenses, Tenant’s Share of Excess Taxes, Excess Taxes Base and Excess Expenses Base have been deleted from Section 4 of the Lease. Tenant acknowledges and agrees that annually Landlord and/or Landlord’s property manager shall submit and deliver to Tenant estimated Expenses and assessed Real Property Taxes for the Premises (“Premises Budget”) for the applicable twelve (12) month period and that on or before the first day of each and every month during such period, Tenant shall pay to Landlord, in advance, without offset, deduction or prior demand, one-twelfth (1/12th) of the Expenses and assessed Real Property Taxes as set forth on the Premises Budget. Landlord and/or its property manager shall perform an equitable reconciliation of all Expenses and assessed Real Property Taxes as shown on the Premises Budget at the end of each twelve (12) month period. Tenant further acknowledges and agrees that Expenses shall include, without limitation, the total costs and expenses incurred by Landlord in connection with the management, operation, maintenance and repair of the Total Rentable Area of Building Office Space, subject only to the exclusions and limitations set forth in the Lease.

10.	Tenant has not deposited any Security Deposit with Landlord.

11.

Subject to payment of the Tenant Improvement Allowance set forth in Section 9 of the Sixth Amendment to Lease, any construction, build-out, improvements, alterations, or additions to the Premises required to be performed by Landlord under the Lease have been fully completed in accordance with the plans and specifications described in the Lease.

12.

Subject to payment of the Tenant Improvement Allowance set forth in Section 9 of the Sixth Amendment to Lease, Landlord has fully performed all of its duties and obligations under the Lease and, to the best of Tenant’s knowledge, Landlord is not in default under any term or provision of the Lease. In addition, to the best of Tenant’s knowledge, no circumstances exist under which Landlord may be deemed in default merely upon service of notice or passage of time.

13.

Tenant does not currently assert and, to the best of Tenant’s knowledge, has no defenses, set-offs, or counterclaims to the payment of rent and all other amounts due from Tenant to Landlord under the Lease.

14.	Tenant has not filed and is not the subject of any filing for bankruptcy or reorganization under federal or state bankruptcy laws.

Exhibit “H-4”

The address for notices to Tenant under the Lease is as follows:

Connecticut General Life Insurance Company

Attention:

15.

Tenant represents and warrants to each of the persons relying on this Estoppel Certificate that the persons signing this Estoppel Certificate on behalf of Tenant are fully and duly authorized to execute and deliver this Estoppel Certificate for and on behalf of the Tenant and to bind Tenant with respect to all matters set forth in this Estoppel Certificate.

Sincerely,

CONNECTICUT GENERAL LIFE INSURANCE COMPANY, a

Connecticut corporation

By:

Its:

By:

Its:

Exhibit “H-5”

EXHIBIT A

Copy of Lease and All Lease Amendments and Assignments

Exhibit “H-5”

EXHIBIT “H-2”

FORM OF TENANT ESTOPPEL CERTIFICATE

FOR TENANTS OTHER THAN THE MAJOR TENANT

            , 2010

_________________________

_________________________

_________________________

_________________________

RE:	Lease:	Lease dated between , as original or successor landlord (“Landlord”), and (“Tenant”), as the same may have been amended (copy attached as Exhibit “A”)

Premises:
Commencement Date:
Expiration Date:	$
Current Monthly Base Rent:	$
Current Monthly Additional Rent:	$
Security Deposit:	$
Monthly Base Rent Paid Through:		, 201
Monthly Additional Rent Paid Through:		, 201

Ladies and Gentlemen:

We are the Tenant under the lease described above. We give you this certificate to permit you, your successors or assigns and any mortgagee to rely on it as conclusive evidence of the matters stated below, in evaluating and completing the purchase by you or your assignee of, and a possible loan secured by, 3000 Park Lane, North Fayette Township, Allegheny County, Pennsylvania, which includes the Premises. We certify to you, your successors and assigns and your mortgagee as follows:

1.

We are the Tenant at the Premises and, except as may be set forth on Exhibit “B” hereto, are in sole possession of and are occupying the Premises. Except as may be set forth on Exhibit “B” hereto, Tenant has not subleased all or any part of the Premises or assigned the Lease, or otherwise transferred its interest in the Lease or the Premises.

2.

The attached Lease is currently in effect and constitutes the entire agreement between Landlord and Tenant. The Lease has not been amended, modified, or changed, whether in writing or orally, except as may be stated in the copy of the Lease attached.

Exhibit “H-2-1”

3.

The Commencement Date and Expiration Date of the term of the Lease are correctly stated above. Tenant has no options or rights and has not exercised any options or rights to renew, extend, amend, modify, or change the term of the Lease, except as may be stated in the copy of the Lease attached.

4.

The current monthly Base Rent under the Lease and the current monthly Additional Rent under the Lease are correctly stated above. Monthly Base Rent and monthly Additional Rent have been paid through the respective dates stated above. No rent has been prepaid for more than one month. Tenant has not been given any free rent, partial rent, rebates, rent abatements, or rent concessions of any kind, except as may be stated in the copy of the Lease attached.

5.

Tenant has deposited the Security Deposit stated above with Landlord, and except as may be set forth on Exhibit “B” hereto none of the Security Deposit has been applied by Landlord to the payment of rent or any other amounts due under the Lease.

6.

Any construction, build-out, improvements, alterations, or additions to the Premises required under the Lease have been fully completed in accordance with the plans and specifications described in the Lease.

7.

Landlord has fully performed all of its obligations under the Lease and, to Tenant’s knowledge, is not in default under any term of the Lease. In addition, to Tenant’s knowledge, no circumstances exist under which Landlord may be deemed in default merely upon service of notice or passage of time.

8.	Tenant does not currently assert and, to Tenant’s knowledge, has no defenses, set-offs, or counterclaims to the payment of rent and all other amounts due from Tenant to Landlord under the Lease.

9.

Tenant has not been granted and has not exercised any options or rights of expansion, purchase, or first refusal concerning the Lease or the Premises, except as may be stated in the copy of the Lease attached.

10.	Tenant has not filed and is not the subject of any filing for bankruptcy or reorganization under federal or state bankruptcy laws.

11.	The address for notices to Tenant under the Lease is correctly set forth in the Lease.

12.	The person signing this letter on behalf of Tenant is duly authorized to execute and deliver this certificate for and on behalf of the Tenant.

Exhibit “H-2-2”

Sincerely,

[NAME OF TENANT]

By:

Its:

Exhibit “H-2-1”

EXHIBIT “A”

Copy of Lease and All Lease Amendments

Exhibit “H-2”

EXHIBIT “B”

1.	Description of Subleases and/or Assignments of Tenant’s Interest (if none, then state none)

2.	Amounts of the Security Deposit Which Have Been Applied by Landlord (if none, then state none)

Exhibit “H-2”

EXHIBIT “I”

PROPERTY TAX APPEALS

None.

Exhibit “I”

EXHIBIT “J”

TENANT INDUCEMENT COSTS AND LEASING COMMISSIONS

RE CURRENT TENANTS FOR WHICH SELLER IS RESPONSIBLE

Outstanding Tenant Improvement Allowances for Major Tenant in the amount of $1,527,067.50.

Exhibit “J”

SCHEDULE 1

SPECIAL WARRANTY DEED

DATED the          day of             , 2010, to be effective the          day of             , 2010.

BETWEEN Wells VAF – 3000 Park Lane, LLC, a Delaware limited liability company (“Grantor”),

A N D

,	a
(“Grantee”).

WITNESSETH, that the Grantor, in consideration of the sum of Ten and no/100 DOLLARS ($10.00), paid to the Grantor by the Grantee, the receipt of which is hereby acknowledge, does hereby grant, bargain, sell, convey and transfer to the said Grantee, its successors and assigns:

ALL THAT CERTAIN lot or piece of ground situate in North Fayette Township, County of Allegheny and Commonwealth of Pennsylvania, know as 3000 Park Lane (the “Property”), being more fully described in Exhibit A attached hereto and made a part hereof.

TOGETHER WITH all and singular the improvements, tenements, hereditaments and appertenances thereunto belonging, or in any way appertaining, and the reversions, remainders, rents, issues and profits thereof.

SUBJECT to all real estate taxes not yet due and payable, all rights-of-way, easements, restrictions, reservations, exceptions, rights, agreements, and any other matters of public record or which would be apparent upon an accurate survey or inspection of the Property.

BEING known as Tax Parcel 498-R-1 (previously designated as 9929-X-85173).

BEING the same property which was conveyed to the Grantor herein, by deed from 3000 Park Lake Associates to Wells VAF- 4000 Park Lane, LLC, dated January 4, 2007, but made effective as of January 5, 2007, and recorded in Deed Book Volume 13114, page 37.

TO HAVE and TO HOLD the same to and for the use of the said Grantee, its successors and assigns forever, and the Grantor, for itself and its successors and assigns, does hereby WARRANT SPECIALLY title of the Property.

Schedule “1”

NOTICE – THIS DOCUMENT MAY NOT/DOES NOT SELL, CONVEY, TRANSFER, INCLUDE OR INSURE THE TITLE TO THE COAL AND RIGHT OF SUPPORT UNDERNEATH THE SURFACE LAND DESCRIBED OR REFERRED TO HEREIN, AND THE OWNER OR OWNERS OF SUCH COAL MAY HAVE/HAVE THE COMPLETE LEGAL RIGHT TO REMOVE ALL OF SUCH COAL AND, IN THAT CONNECTION, DAMAGE MAY RESULT TO THE SURFACE OF THE LAND AND ANY HOUSE, BUILDING OR OTHER STRUCTURE ON SUCH LAND. THE INCLUSION OF THIS NOTICE DOES NOT ENLARGE, RESTRICT OR MODIFY ANY LEGAL RIGHTS OR ESTATES OTHERWISE CREATED, TRANSFERRED, EXCEPTED OR RESERVED BY THIS INSTRUMENT. [This notice is set forth in the manner provided in Section 1 of the Act as of July 17, 1957, P.L. 984, as amended, and is not intended as notice or unrecorded instruments, if any.]

WITNESS the hand and seal of said Grantor.

WELLS VAF – 3000 PARK LANE, LLC, a Delaware limited liability company

By:	Wells Mid-Horizon Value-Added Fund I, LLC, a Georgia limited liability company, its sole member

By:	Wells Investment Management Company, LLC, a Georgia limited liability company, its manager

By:

Name:

Title:

STATE OF                                              )

COUNTY OF                                         ) ss.

On this, the          day of             , 2010, before me, a Notary Public, the undersigned officer, personally appear                     , who acknowledge himself/herself to be the                      of Wells Investment Management Company, LLC the manager of Wells Mid-Horizon Value-Added Fund I, LLC, a Georgia limited liability company, as the sole member of Wells VAF-3000 Park Lane, LLC, a Delaware limited liability company and that he/she, as such                      of each entity, being authorized to do so, executed the foregoing instrument dated the          of             , 2010, which is being delivered and to be effective the          day of             , 2010 for the purposes therein contained by signing the name of the company by himself/ herself as                     .

Schedule “1”

IN WITNESS WHEREOF, I have hereunder set my hand and official seal.

Notary Public

My Commission Expires:

CERTIFICATE OF RESIDENCE

I hereby certify that (1) FOR THE PURPOSES OF DELIVERY OF TAX STATEMENTS ONLY, the precise address of Grantee is                     , and (2) FOR ALL OTHER PURPOSES (including delivery of assessment change notices) the precise residence of Grantee is                     .

Grantee or Agent for Grantee

GRANTEE ACKNOWLEDGMENT

NOTICE, the undersigned as evidence by the signature(s) to this notice and the acceptance and recording of this deed, (is, are) fully cognizant of the fact that the undersigned may not be obtaining the right of protection against the subsidence, as to the property herein conveyed, resulting from coal mining operations and that the purchased property, herein conveyed, may be protected from damage due to mine subsidence by a private contract with the owners of the economic interest in the coal. This notice is inserted herein to comply with the bituminous mine subsidence and land conversation act of l966.

WITNESS:

Grantee of Agent for Grantee

Schedule “1”

EXHIBIT A

All that certain lot or piece of ground situate in the Township of North Fayette, County of Allegheny and Commonwealth of Pennsylvania, being Parcel 22 in Revision No. 5 to RIDC Park West Plan No. 3, as recorded in the Recorder of Deeds Office of Allegheny County, Pennsylvania, in Plan Book Volume 243, pages 2 and 3.

Parcel 22 being a consolidation as part of Parcel 2 and all of Parcel 3 in Revision No. 1 to RIDC Park West Plan No. 3, recorded in the Recorder’s office on December 20, 1988 in Plan Book Volume 156, pages 5 to 10.

Being designated as Tax Parcel 498-R-1 (previously designated as Block 9929-X, Lot 85173) in the Deed Registry Office of Allegheny County, Pennsylvania.

Being the same property which was conveyed by the following:

Deed from 3000 Park Lake Associates to Wells VAF- 4000 Park Lane, LLC, dated January 4, 2007, but made effective as of January 5, 2007, and recorded in Deed Book Volume 13114, page 37.

Schedule “1”

EXHIBIT “B”

Permitted Encumbrances

Schedule “1”

SCHEDULE 2

FORM OF ASSIGNMENT AND ASSUMPTION OF LEASES

AND SECURITY DEPOSITS AND LEASING

COMMISSION OBLIGATIONS ARISING AFTER CLOSING

ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS

THIS ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS (“Assignment”) is made and entered into as of the      day of             , 2010, by and between WELLS VAF – 3000 PARK LANE, LLC, a Delaware limited liability company (“Assignor”), and                                                                                            (either or collectively, the “Assignee”).

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution hereof, Assignor has conveyed to Assignee certain real property commonly known as “3000 Park Lane” located in Pittsburgh, North Fayette Township, Allegheny County, Pennsylvania, and more particularly described on Exhibit “A” attached hereto (the “Property”) ; and

WHEREAS, in connection with said conveyance, Assignor desires to transfer and assign to Assignee all of Assignor’s right, title and interest in and to certain leases affecting the Property, together with the security deposits and future leasing commission obligations associated therewith, and, subject to the terms and conditions hereof, Assignee desires to assume Assignor’s obligations in respect of said leases, security deposits and leasing commission obligations;

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Assignor by Assignee, Assignee’s purchase of the Property and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Assignor and Assignee, Assignor and Assignee hereby covenant and agree as follows:

1. Assignor hereby unconditionally and absolutely assigns, transfers, sets over and conveys to Assignee, without warranty or representation of any kind, express or implied, except as set forth below and except for any warranty or representation contained in that certain Purchase and Sale Agreement dated                     , 2010, between Assignor and Assignee (the “Contract”), applicable to the property assigned herein, all of Assignor’s right, title and interest in, to and under (a) those certain leases set forth on Exhibit “B” attached hereto and by this reference made a part hereof affecting or relating to the Property or the improvements thereon (the “Leases”), (b) those certain tenant deposits presently held by Assignor and enumerated on Exhibit “B” attached hereto (the “Security Deposits”), and (c) those certain leasing commission agreements more particularly described on Exhibit “C” attached hereto and made a part hereof (the “Commission Agreements”), subject to the matters more particularly described on Exhibit “D” attached hereto and made a part hereof.

Schedule “2”

2. Assignee, by acceptance hereof, hereby assumes and agrees to perform all of Assignor’s duties and obligations under the Leases arising from and after the date hereof, including, without limitation, Assignor’s obligations to pay leasing commissions due and payable in respect of any renewal or expansion of any of the existing Leases, or any new lease with a tenant under any of the Leases, after the date hereof pursuant to the Commission Agreements, provided that any renewal or expansion of any of the Existing Leases, or any new lease with a tenant under any of the Leases that was entered into after the Effective Date of the Contract (as defined therein) and prior to the date hereof was approved (or deemed approved) by Purchaser as required in the Contract.

3. All representations and warranties of Assignor made in the Contract in respect of the Leases, the Security Deposits and Commission Agreements, as recertified to Assignee pursuant to that certain Seller’s Certificate as to Representations of even date herewith from Assignor to Assignee, shall survive for a period of three hundred sixty five (365) days from the date hereof, and upon the expiration thereof shall be of no further force or effect except to the extent that with respect to any particular alleged breach, Assignee shall give Assignor written notice prior to the expiration of said three hundred sixty five (365) day period of such alleged breach with reasonable detail as to the nature of such breach and files an action against Assignor with respect thereto within ninety (90) days after the giving of such notice. Notwithstanding anything to the contrary contained in the Contract or this Assignment, Assignor shall have no liability to Assignee for the breach of any representation or warranty made in the Contract or this Assignment or any of the other Ancillary Closing Documents (as defined in the Contract) unless the loss resulting from Assignor’s various breaches of its representations and warranties exceeds, in the aggregate, Fifty Thousand and No/100 Dollars ($50,000.00 US), in which event Assignor shall be liable for each dollar of damages resulting from the breach or breaches of its representations and warranties, but in no event shall Assignor’s total liability for any such breach or breaches exceed, in the aggregate, Three Hundred Sixty Thousand Seven Hundred and No/100 Dollars ($360,700.00 U.S.). In no event shall Assignor be liable for, nor shall Assignee seek, any consequential, indirect or punitive damages; and in no event whatsoever shall any claim for a breach of any representation or warranty of Assignor be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which was actually known to Assignee prior to the date hereof.

4. This Assignment shall inure to the benefit of and be binding upon Assignor and Assignee, their respective legal representatives, successors and assigns. This Assignment may be executed in counterparts, each of which shall be deemed an original and all of such counterparts together shall constitute one and the same Assignment.

5. If Assignor or Assignee brings an action at law or in equity against the other in order to enforce the provisions of this Assignment or as a result of an alleged default under this Assignment, the prevailing party in such action shall be entitled to recover court costs and reasonable attorneys’ fees actually incurred from the other.

Schedule “2”

IN WITNESS WHEREOF, the duly authorized representatives of Assignor and Assignee have caused this Assignment to be properly executed under seal as of this day and year first above written.

ASSIGNOR:

WELLS VAF – 3000 PARK LANE, LLC, a Delaware limited liability company

By:	Wells Mid-Horizon Value-Added Fund I, LLC, a Georgia limited liability company, its sole member

By:	Wells Investment Management Company, LLC, a Georgia limited liability company, its manager

By:
Name:
Title:

ASSIGNEE:

By:
Name:
Title:

By:
Name:
Title:

Schedule “2”

EXHIBIT A

Legal Description

[TO BE ATTACHED]

Schedule “2”

EXHIBIT B

List of Leases and Security Deposits

[TO BE ATTACHED]

Schedule “2”

EXHIBIT C

Lease Commission Agreements

[TO BE ATTACHED]

Schedule “2”

EXHIBIT D

Permitted Exceptions

[TO BE ATTACHED]

Schedule “2”

SCHEDULE 3

FORM OF BILL OF SALE TO PERSONAL PROPERTY

BILL OF SALE

THIS BILL OF SALE (“Bill of Sale”) is made and entered into as of the      day of             , 2010, by WELLS VAF – 3000 PARK LANE, LLC, a Delaware limited liability company (“Seller”), for the benefit of                                                                       (either or collectively, the “Purchaser”).

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution hereof, Seller has conveyed to Purchaser certain improved real property commonly known as “3000 Park Lane” located in Pittsburgh, North Fayette Township, Allegheny County, Pennsylvania, and more particularly described on Exhibit “A” attached hereto (the “Property”); and

WHEREAS, in connection with said conveyance, Seller desires to transfer and convey to Purchaser all of Seller’s right, title and interest in and to certain tangible personal property, inventory and fixtures located in and used exclusively in connection with the ownership, maintenance or operation of the Property and the Improvements thereon;

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Seller by Purchaser, the premises and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Seller and Purchaser, it is hereby agreed as follows:

1. All capitalized terms not defined herein shall have the meanings ascribed to such terms as set forth in that certain Purchase and Sale Agreement dated as of July     , 2010, between Seller and Purchaser (the “Sales Contract”).

2. Seller hereby unconditionally and absolutely transfers, conveys and sets over to Purchaser, without warranty or representation of any kind, express or implied, except that Seller represents and warrants to Purchaser that all right, title and interest of Seller in any and all furniture (including common area furnishings and interior landscaping items), carpeting, draperies, appliances, personal property (excluding any computer software which either is licensed to Seller or Seller deems proprietary), machinery, apparatus and equipment owned by Seller and currently used exclusively in the operation, repair and maintenance of the Land and Improvements and situated thereon, including, without limitation, all of Seller’s right, title and interest in and to those items of tangible personal property set forth on Exhibit “B” attached hereto and all non-confidential books, records and files (excluding any appraisals, internal budgets or strategic plans for the Property, internal analyses, information regarding the marketing of the Property for sale, submissions relating to Seller’s obtaining of corporate authorization, attorney and accountant work product, attorney-client privileged documents, or other information in the possession or control of Seller or Seller’s property manager which are proprietary to Seller) relating to the Land and Improvements (the

Schedule “3”

“Personal Property”). The Personal Property does not include any property owned by tenants, contractors or licensees.

3. The Personal Property is hereby transferred and conveyed subject to those certain matters more particularly described on Exhibit “C” attached hereto and made a part hereof.

4. This Bill of Sale shall inure to the benefit of Purchaser, and be binding upon Seller, and their respective legal representatives, transfers, successors and assigns.

5. If Seller or Purchaser brings an action at law or in equity against the other in order to enforce the provisions of this Assignment or as a result of an alleged default under this Assignment, the prevailing party in such action shall be entitled to recover court costs and reasonable attorneys’ fees actually incurred from the other.

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed under seal as of this day and year first above written.

WELLS VAF – 3000 PARK LANE, LLC, a Delaware limited liability company

By:	Wells Mid-Horizon Value-Added Fund I, LLC, a Georgia limited liability company, its sole member

By:	Wells Investment Management Company, LLC, a Georgia limited liability company, its manager

By:

Name:

Title:

Schedule “3”

Exhibit “A”

Legal Description

[TO BE ATTACHED]

Schedule “3”

Exhibit “B”

List of Personal Property

Schedule “3”

Exhibit “C”

Permitted Encumbrances

[TO BE ATTACHED]

Schedule “3”

SCHEDULE 4

FORM OF ASSIGNMENT AND ASSUMPTION OF

OPERATING AGREEMENTS

THIS ASSIGNMENT AND ASSUMPTION OF OPERATING AGREEMENTS (“Assignment”) is made and entered into as of the      day of             , 2010, by and between WELLS VAF – 3000 PARK LANE, LLC, a Delaware limited liability company (“Assignor”) and                                                                                                (the “Assignee”).

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution hereof, Assignor has conveyed to Assignee certain real property commonly known as “3000 Park Lane” in Pittsburgh, North Fayette Township, Allegheny County, Pennsylvania and more particularly described on Exhibit “A” attached hereto (the “Property”); and

WHEREAS, in connection with said conveyance, Assignor desires to transfer and assign to Assignee, to the extent assignable, all of Assignor’s right, title and interest in and to certain service contracts related to the Property, and to the extent assignable, all guaranties and warranties given in connection with the operation, construction, improvement, alteration or repair of the Property; and Assignee desires to assume Assignor’s obligations under said service contracts;

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Assignor by Assignee, Assignee’s purchase of the Property and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Assignor and Assignee, Assignor and Assignee hereby covenant and agree as follows:

1. Assignor hereby unconditionally and absolutely assigns, transfers, sets over and conveys to Assignee, to the extent assignable, and without warranty or representation of any kind, express or implied, except as set forth below and except for any warranty or representation contained in that certain Purchase and Sale Agreement dated July     , 2010, between Assignor and Assignee (the “Contract”), applicable to the property assigned herein, all of Assignor’s right, title and interest in, to and under those certain contracts set forth on Exhibit “B” attached hereto and by this reference made a part hereof (the “Service Contracts”), subject to the matters set forth on Exhibit “C” attached hereto and by this reference made a part hereof.

2. Assignee, by acceptance hereof, hereby assumes and agrees to perform all of Assignor’s duties and obligations under the Service Contracts arising from and after the date hereof.

3. All representations and warranties of Assignor made in the Contract in respect of the Service Contracts, as recertified to Assignee pursuant to that certain Seller’s Certificate as to Representations of even date herewith from Assignor to Assignee, shall survive for a period of three hundred sixty five (365) days from the date hereof, and upon the expiration thereof shall be of no further force or effect except to the extent that with respect to any particular alleged breach, Assignee shall give Assignor written notice prior to the expiration of said three hundred sixty

Schedule “4”

five (365) day period of such alleged breach with reasonable detail as to the nature of such breach and files an action against Assignor with respect thereto within one hundred twenty (120) days after the giving of such notice. Notwithstanding anything to the contrary contained in the Contract or this Assignment, Assignor shall have no liability to Assignee for the breach of any representation or warranty made in the Contract or this Assignment or any of the other Seller’s Closing Documents (as defined in the Contract) unless the loss resulting from Assignor’s various breaches of its representations and warranties exceeds, in the aggregate, Fifty Thousand and No/100 Dollars ($50,000.00 U.S.), in which event Assignor shall be liable for each dollar of damages resulting from the breach or breaches of its representations and warranties, but, absent any act of fraud or intentional misrepresentation by Assignor with respect to such representations and warranties, in no event shall Assignor’s total liability for any such breach or breaches exceed, in the aggregate, Three Hundred Sixty Thousand Seven Hundred and No/100 Dollars ($360,700.00 U.S.). In no event shall Assignor be liable for, nor shall Assignee seek, any consequential, indirect or punitive damages; and in no event whatsoever shall any claim for a breach of any representation or warranty of Assignor be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which was actually known to Assignee prior to the date hereof.

4. This Assignment shall inure to the benefit and be binding upon Assignor and Assignee and their respective legal representatives, successors and assigns. This Assignment may be executed in counterparts, each of which shall be deemed an original and all of such counterparts together shall constitute one and the same Assignment.

5. If Assignor or Assignee brings an action at law or in equity against the other in order to enforce the provisions of this Assignment or as a result of an alleged default under this Assignment, the prevailing party in such action shall be entitled to recover court costs and reasonable attorneys’ fees actually incurred from the other.

IN WITNESS WHEREOF, the duly authorized representatives of Assignor and Assignee have caused this Assignment to be properly executed under seal as of this day and year first above written.

[Signatures begin on next page]

Schedule “4”

ASSIGNOR:

WELLS VAF – 3000 PARK LANE, LLC, a Delaware limited liability company

By:	Wells Mid-Horizon Value-Added Fund I, LLC, a Georgia limited liability company, its sole member

By:	Wells Investment Management Company, LLC, a Georgia limited liability company, its manager

By:

Name:

Title:

ASSIGNEE:

By:

Name:

Title:

By:

Name:

Title:

Schedule “4”

Exhibit A

Legal Description

[TO BE ATTACHED]

Schedule “4”

Exhibit B

Assigned Contracts

[TO BE ATTACHED]

Schedule “4”

Exhibit C

Permitted Exceptions

[TO BE ATTACHED]

Schedule “4”

SCHEDULE 5

FORM OF GENERAL ASSIGNMENT OF

SELLER’S INTEREST IN INTANGIBLE PROPERTY

GENERAL ASSIGNMENT

THIS GENERAL ASSIGNMENT (“Assignment”) is made and entered into as of the      day of             , 2010 by WELLS
VAF – 3000 PARK LANE, LLC, a Delaware limited liability company (“Assignor”) to                                                                   (either or collectively, the “Assignee”).

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution hereof, Assignor has conveyed to Assignee certain real property commonly known as “3000 Park Lane” in Pittsburgh, North Fayette Township, Allegheny County, Pennsylvania and more particularly described on Exhibit “A” attached hereto (the “Property”); and

WHEREAS, in connection with said conveyance, Assignor desires to transfer and assign to Assignee, to the extent assignable, all of Assignor’s right, title and interest in and to certain service contracts related to the Property, and to the extent assignable, all guaranties and warranties given in connection with the operation, construction, improvement, alteration or repair of the Property; and Assignee desires to assume Assignor’s obligations under said service contracts;

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Assignor by Assignee, the Premises and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Assignor and Assignee, Assignor and Assignee hereby covenant and agree as follows:

1. Assignor hereby unconditionally and absolutely assigns, transfers, sets over and conveys to Assignee, to the extent assignable, and without warranty or representation of any kind, express or implied, except as set forth below and except for any warranty or representation contained in that certain Purchase and Sale Agreement dated             , 2010, between Assignor and Assignee, (the “Contract”) applicable to the property assigned herein, all of Assignor’s right, title and interest in, to and under those certain contracts set forth on Exhibit “B” attached hereto and by this reference made a part hereof (the “Service Contracts”), subject to the matters set forth on Exhibit “C” attached hereto and by this reference made a part hereof.

2. Assignee, by acceptance hereof, hereby assumes and agrees to perform all of Assignor’s duties and obligations under the Service Contracts arising from and after the date hereof.

3. All representations and warranties of Assignor made in the Contract in respect of the Service Contracts, as recertified to Assignee pursuant to that certain Seller’s Certificate as to Representations of even date herewith from Assignor to Assignee, shall survive for a period of three hundred sixty five (365) days from the date hereof, and upon

Schedule “5”

the expiration thereof shall be of no further force or effect except to the extent that with respect to any particular alleged breach, Assignee shall give Assignor written notice prior to the expiration of said three hundred sixty five (365) day period of such alleged breach with reasonable detail as to the nature of such breach and files an action against Assignor with respect thereto within ninety (90) days after the giving of such notice. Notwithstanding anything to the contrary contained in the Contract or this Assignment, Assignor shall have no liability to Assignee for the breach of any representation or warranty made in the Contract or this Assignment or any of the other Ancillary Closing Documents (as defined in the Contract) unless the loss resulting from Assignor’s various breaches of its representations and warranties exceeds, in the aggregate, Fifty Thousand and No/100 Dollars ($50,000.00 US), in which event Assignor shall be liable for each dollar of damages resulting from the breach or breaches of its representations and warranties, but in no event shall Assignor’s total liability for any such breach or breaches exceed, in the aggregate, Three Hundred Sixty Thousand Seven Hundred and No/100 Dollars ($360,700.00 U.S.). In no event shall Assignor be liable for, nor shall Assignee seek, any consequential, indirect or punitive damages; and in no event whatsoever shall any claim for a breach of any representation or warranty of Assignor be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which was actually known to Assignee prior to the date hereof.

4. This Assignment shall inure to the benefit and be binding upon Assignor and Assignee and their respective legal representatives, successors and assigns.

5. If Assignor or Assignee brings an action at law or in equity against the other in order to enforce the provisions of this Assignment or as a result of an alleged default under this Assignment, the prevailing party in such action shall be entitled to recover court costs and reasonable attorneys’ fees actually incurred from the other.

IN WITNESS WHEREOF, the duly authorized representative of Assignor has caused this Assignment to be properly executed under seal as of this day and year first above written.

[Signature appears on next page]

Schedule “5”

ASSIGNOR:

WELLS VAF – 3000 PARK LANE, LLC,
a Delaware limited liability company

By:	Wells Mid-Horizon Value-Added Fund I, LLC, a Georgia limited liability company, its sole member

By:	Wells Investment Management Company, LLC, a Georgia limited liability company, its manager

By:

Name:

Title:

Schedule “5”

Exhibit “A”

Legal Description

[TO BE ATTACHED]

Schedule “5”

Exhibit “B”

Permitted Exceptions

[TO BE ATTACHED]

Schedule “5”

SCHEDULE 6

FORM OF SELLER’S AFFIDAVIT

(FOR PURCHASER’S TITLE INSURANCE PURPOSES)

SELLER’S AFFIDAVIT

STATE OF GEORGIA

COUNTY OF

Personally appeared before me, the undersigned deponent who being duly sworn, deposes and says on oath the following to the best of his knowledge and belief:

1. That the undersigned is the                     of WELLS VAF – 3000 PARK LANE, LLC, a Delaware limited liability company (hereinafter referred to as “Owner”) and as such officer of the Owner, the undersigned has personal knowledge of the facts sworn to in this Affidavit.

2. That Owner is the owner of certain real property located in Pittsburgh, North Fayette Township, Allegheny County, Pennsylvania, being described on EXHIBIT A, attached hereto and made a part hereof (hereinafter referred to as the “Property”), subject to those matters set forth on EXHIBIT B, attached hereto and made a part hereof.

3. That Owner is in possession of the Property, and to the best knowledge and belief of the undersigned, no other parties have any claim to possession of the Property, except as set forth on EXHIBIT B hereto.

4. That the undersigned is not aware of and has received no notice of any pending suits, proceedings, eminent domain proceedings, judgments, bankruptcies, liens or executions against the Owner which affect title to the Property except for any matters set forth on EXHIBIT B-1 hereto.

5. That except as may be set forth on EXHIBIT B hereto, there are no unpaid or unsatisfied security deeds, mortgages, claims of lien, security interests or financing statements, special assessments for sewer or streets, or ad valorem taxes which constitute a lien against the Property or any part thereof.

6. That, except as may be set forth on EXHIBIT C attached hereto and made a part hereof, no improvements or repairs have been made upon the Property at the instance of Owner or Owner’s agents or contractors within the ninety-five (95) days immediately preceding the date hereof for which the cost has not been paid; and, except as may be set forth on EXHIBIT C hereto, there are no outstanding bills for labor or materials used in making improvements or repairs on the Property at the instance of Owner or Owner’s agents or contractors or for services of architects, surveyors, or engineers incurred in connection therewith at the instance of Owner.

Schedule “6”

7. That Owner is not a foreign person, a foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the Internal Revenue Code. The federal employer identification number of the Owner is 20-8584131 and Owner’s address is 6200 The Corners Parkway, Suite 250 Norcross, Georgia 30092. This statement is made by the undersigned in compliance with Section 1445 of the Internal Revenue Code to exempt any transferee of the Property from withholding the tax required upon a foreign transferor’s disposition of a U.S. real property interest

8. That, except for CB Richard Ellis (hereinafter referred to as “Broker”) engaged by Owner in connection with the sale of the Property to                                 , a                                 (hereinafter referred to as “Purchaser”) and those certain leasing agents (hereinafter referred to as the “Leasing Agents”) set forth on EXHIBIT D attached hereto and made a part hereof in connection with certain brokers’ commission agreements, Owner has not engaged any “broker’s” services (as defined in O.C.G.A. § 44-14-601) with regard to the purchase, sale, management, lease, option or other conveyance of any interest in the Property; as to Broker, the Closing Statement executed in connection with the sale of the Property to Purchaser reflects payment in full satisfaction of all amounts owed to Broker with respect to the Property; as to the Leasing Agents, all amounts owed to the Leasing Agents through the date hereof have been paid in full as of the date hereof; and as of the date hereof, Owner has not received any notice of lien from Broker, any of the Leasing Agents or any other real estate broker, salesman, agent or similar person relating to the Property.

9. That to Owner’s knowledge there are no boundary disputes affecting the Property.

10. That this Affidavit is made to induce Chicago Title Insurance Company to insure title to the Property, without exception other than as set forth on EXHIBIT B hereto, relying on information in this document.

Sworn to and subscribed before me,

this         day of             , 2010.

                                                             (SEAL)

Notary Public

My Commission Expires:

(NOTARIAL SEAL)

Schedule “6”

EXHIBIT A

Legal Description

[TO BE ATTACHED]

Schedule “6”

EXHIBIT B

Permitted Exceptions

[TO BE ATTACHED]

Schedule “6”

EXHIBIT B-1

List of any Pending Actions regarding Tenant Matters

[TO BE ATTACHED]

Schedule “6”

EXHIBIT C

List of any Contractors, Materialmen or Suppliers Not Yet Paid in Full

[TO BE ATTACHED]

Schedule “6”

EXHIBIT D

Leasing Commission Agreements

[TO BE ATTACHED]

Schedule “6”

SCHEDULE 7

FORM OF SELLER’S CERTIFICATE

(AS TO SELLER’S REPRESENTATIONS AND WARRANTIES)

SELLER’S CERTIFICATE AS TO REPRESENTATIONS

THIS SELLER’S CERTIFICATE AS TO REPRESENTATIONS AND WARRANTIES (this “Certificate”) is given and made by WELLS VAF – 3000 PARK LANE, LLC, a Delaware limited liability company (“Seller”), this      day of             , 2010, for the benefit of                                                                   (either or collectively, the “Purchaser”).

Pursuant to the provisions of that certain Purchase and Sale Agreement dated as of July     , 2010, between Seller and Purchaser (the “Contract”), for the purchase and sale of certain real property commonly known as “3000 Park Lane” located in Pittsburgh, North Fayette Township, Allegheny County, Pennsylvania, and more particularly described on EXHIBIT “A” attached hereto and made a part hereof (the “Property”), Seller certifies that except as may be set forth to the contrary in EXHIBIT “B” attached hereto and made a part hereof, all of the representations and warranties of Seller contained in the Contract remain true and correct in all material respects as of the date hereof; and

The representations and warranties contained herein shall survive for a period of three hundred sixty five (365) days after the date hereof, and upon the expiration thereof shall be of no further force or effect except to the extent that with respect to any particular alleged breach, Purchaser shall give Seller written notice prior to the expiration of said three hundred sixty five (365) day period of such alleged breach with reasonable detail as to the nature of such breach and files an action against Seller with respect thereto within ninety (90) days after the giving of such notice. Notwithstanding anything to the contrary contained in the Contract or this Certificate, Seller shall have no liability to Purchaser for the breach of any representation or warranty made in the Contract or this Certificate or any of the other Ancillary Closing Documents (as defined in the Contract) unless the loss resulting from Seller’s various breaches of its representations and warranties exceeds, in the aggregate, Fifty Thousand and No/100 Dollars ($50,000.00 US), in which event Seller shall be liable for each dollar of damages resulting from the breach or breaches of its representations and warranties, but in no event shall Seller’s total liability for any such breach or breaches exceed, in the aggregate, Three Hundred Sixty Thousand Seven Hundred and No/100 Dollars ($360,700.00 U.S.). In no event shall Seller be liable for, nor shall Purchaser seek, any consequential, indirect or punitive damages; and in no event whatsoever shall any claim for a breach of any representation or warranty of Seller be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which was actually known to Purchaser prior to the date hereof.

Schedule “7”

IN WITNESS WHEREOF, Seller has caused this Certificate to be executed by its duly authorized representative as of the day and year first above written.

WELLS VAF – 3000 PARK LANE, LLC,
a Delaware limited liability company

By:	Wells Mid-Horizon Value-Added Fund I, LLC, a Georgia limited liability company, its sole member

By:	Wells Investment Management Company, LLC, a Georgia limited liability company, its manager

By:

Name:

Title:

Schedule “7”

EXHIBIT “A”

LEGAL DESCRIPTION

[TO BE ATTACHED]

Schedule “7”

EXHIBIT “B”

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

[TO BE COMPLETED PRIOR TO CLOSING]

Schedule “7”

SCHEDULE 8

FORM OF SELLER’S FIRPTA AFFIDAVIT

CERTIFICATION OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by WELLS VAF – 3000 PARK LANE, LLC, a Delaware limited liability company (the “Seller”), the Seller hereby certifies as follows:

1. The Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. The Seller’s U.S. employer identification number is 20-8584131; and

3. The Seller’s office address is 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092.

The undersigned understands that this Certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

This Certificate is made with the knowledge that                                                               will rely upon this Certificate in purchasing that certain real property from Seller more particularly described on Exhibit A attached hereto.

[Signature Page Continues on Next Page]

Schedule “8”

Under penalties of perjury I declare that I have examined this Certification and to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Seller.

WELLS VAF – 3000 PARK LANE, LLC,
a Delaware limited liability company

Date: , 2010	By:	Wells Mid-Horizon Value-Added Fund I, LLC, a Georgia limited liability company, its sole member

	By:	Wells Investment Management Company, LLC, a Georgia limited liability company, its manager

By:

Name:

Title:

THIS CERTIFICATION MUST BE RETAINED UNTIL THE END OF THE FIFTH TAXABLE YEAR FOLLOWING THE TAXABLE YEAR IN WHICH THE TRANSFER TAKES PLACE.

Schedule “8”

SCHEDULE 9

INTENTIONALLY OMITTED

Schedule “9”

SCHEDULE 10

FORM OF PURCHASER’S CERTIFICATE

(AS TO PURCHASER’S REPRESENTATIONS AND WARRANTIES)

PURCHASER’S CERTIFICATE AS TO REPRESENTATIONS

THIS PURCHASER’S CERTIFICATE AS TO REPRESENTATIONS (this “Certificate”) is given and made by                                                               (either or collectively, the “Purchaser”), this         day of             , 2010, for the benefit of WELLS VAF – 3000 PARK LANE, LLC, a Delaware limited liability company (“Seller”).

Pursuant to the provisions of that certain Purchase and Sale Agreement dated as of July     , 2010, between Seller and Purchaser (the “Contract”), for the purchase and sale of certain real property commonly known as “3000 Park Lane” located in Pittsburgh, North Fayette Township, Allegheny County, Pennsylvania, and more particularly described on EXHIBIT “A” attached hereto (the “Property”), Purchaser certifies that except as may be set forth to the contrary in EXHIBIT “B” attached hereto and made a part hereof, all of the representations and warranties of Purchaser contained in the Contract remain true and correct in all material respects as of the date hereof; and

The representations and warranties contained herein shall survive for a period of three hundred sixty five (365) days after the date hereof, and upon the expiration thereof shall be of no further force or effect except to the extent that with respect to any particular alleged breach, Seller shall give Purchaser written notice prior to the expiration of said three hundred sixty five (365) day period of such alleged breach with reasonable detail as to the nature of such breach and files an action against Purchaser with respect thereto within ninety (90) days after the giving of such notice.

IN WITNESS WHEREOF, Purchaser has caused this Certificate to be executed by its duly authorized representative as of the day and year first above written.

PURCHASER:

By:
Name:
Title:

By:
Name:
Title:

Schedule “10”

EXHIBIT “A”

LEGAL DESCRIPTION

[ TO BE ATTACHED]

Schedule “10”

EXHIBIT “B”

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

[TO BE COMPLETED PRIOR TO CLOSING]

Schedule “10”

i

TABLE OF CONTENTS

(CONTINUED)

ii

TABLE OF CONTENTS

(CONTINUED)

		Page

12.3	Limitations on Indemnification	36

12.4	Survival	37

12.5	Indemnification as Sole Remedy	37

12.6	Zoning and other Ordinances	37

12.7	Sewage	37

iii